Exhibit 4.(a)3

                    Amended and Restated Facility Agreement
                              dated July 1, 2004.

THIS AMENDING AND RESTATING AGREEMENT is made on the 1st day of July 2004,

BETWEEN:

(1) ECI TELECOM LTD., a company incorporated under the laws of Israel (company no. 52-003290-5), whose registered office is at 30 Hasivim Street, Petach Tiqva 49517, Israel

      ("the Borrower")

(2) INOVIA TELECOMS LTD. (previously known as ECI Telecom Access Systems Ltd.), a company incorporated under the laws of Israel (company no. 51-300354-1), whose registered office is c/o ECI Telecom Ltd., 30 Hasivim Street, Petach Tiqva 49517, Israel

      ("Inovia")

(3) ECI TELECOM NGTS LTD., a company incorporated under the laws of Israel (company no. 51-300351-7), whose registered office is c/o ECI Telecom Ltd., 30 Hasivim Street, Petach Tiqva 49517, Israel

      ("ECI-NGTS")

(4) LIGHTSCAPE NETWORKS LTD., a company incorporated under the laws of Israel (company no. 51-300365-7), whose registered office is c/o ECI Telecom Ltd., 30 Hasivim Street, Petach Tiqva 49517, Israel

      ("ECI-Optical")

(5) ENAVIS NETWORKS LTD., a company incorporated under the laws of Israel (company no. 51-300353-3), whose registered office is c/o ECI Telecom Ltd., 30 Hasivim Street, Petach Tiqva 49517, Israel

      ("ECI-Transport")

(6) ECI-WAVEINNO LTD. (previously known as Innowave ECI Wireless Systems Ltd.), a company incorporated under the laws of Israel (company no. 51-255886-7), whose registered office is 4 Hashiloach Street, Petach Tiqva 49104, Israel

      ("Waveinno")

AND

(7) BANK LEUMI LE-ISRAEL B.M., a banking corporation incorporated in the State of Israel; and

(8) BANK HAPOALIM B.M., a banking corporation incorporated in the State of Israel

WHEREAS:

(1) the parties hereto are parties to an agreement dated February 5, 2001 relating to the provision by Bank Leumi and Bank Hapoalim to the Borrower of a term loan credit facility of up to US $300,000,000 (three hundred million United States Dollars) ("the Facility Agreement"); and

(2) ECI Telecom (1990) Export Limited (as it was known on the date of signature of the Facility Agreement), also a party to the Facility Agreement, has since merged into the Borrower; and

(3) the Borrower has drawn US $250,000,000 (two hundred and fifty million United States Dollars) under the said credit facility (US $125,000,000 (one hundred and twenty-five million United States Dollars) from each of Bank Leumi and Bank Hapoalim); and

(4) following payments and prepayments of principal by the Borrower prior to the date hereof, the outstanding balance of the principal of the Loan under the said credit facility is US $37,500,000 (thirty seven million five hundred thousand United States Dollars) (US $18,750,000 (eighteen million seven hundred and fifty thousand United States Dollars) to each of Bank Leumi and Bank Hapoalim); and

(5) by letter dated December, 2002, a copy of which and of the enclosures thereto are attached as Schedule P/5/1 hereto ("the Veraz Letter"), Bank Leumi and Bank Hapoalim have consented to the transaction referred to in the Veraz Letter and involving transfer of certain assets of ECI-NGTS to Veraz Networks, Inc. and following such consent, the said transaction has been executed and a pledge of shares held by the Borrower in Veraz Networks, Inc. has been created by share pledge dated December 31, 2002, a copy of which is attached as Schedule P/5/2 ("the Veraz Share Pledge"); and

(6) by letter dated March 10, 2003, a copy of which and of the enclosures thereto are attached as Schedule P/6 hereto ("the Waveinno Letter"), Bank Leumi and Bank Hapoalim have consented to the sale of assets of Waveinno to Alvarion Ltd. and such sale has taken place; and

(7) the parties wish to amend the Facility Agreement so as to reflect certain of the provisions of that certain letter agreement dated May 28, 2003 between the Borrower, Bank Leumi, Bank Hapoalim and the Original Subsidiaries ("the Letter Agreement"), including those relating to the restructuring of the credit facility granted under the Facility Agreement, of the Veraz Letter and of the Waveinno Letter and in certain other respects, including other matters referred to above, all subject to and in accordance with the terms and conditions hereinafter set forth,

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.    INTERPRETATION

1.1. In this Agreement, the following terms have the meanings given to them in this clause 1.1:

1.1.1.      "Access Debenture"        -  means the debenture, a copy of which
                                         is attached as Schedule 1.1.1 hereto
                                         and which was executed pursuant to
                                         the Original Facility Agreement;

1.1.2.      "Accounting Period"       -  means any period of one Quarter or a
                                         Fiscal Year for which Accounts are

                                         prepared;

1.1.3.      "Accounts"                -  means:

                                         (a)     each of the audited
                                                 consolidated annual financial
                                                 statements of the Borrower,
                                                 the separate audited annual
                                                 financial statements of the
                                                 Excluded Subsidiary and the
                                                 Exclusion Statement relating
                                                 to each such consolidated
                                                 annual financial statement;
                                                 and

                                         (b)     each of the reviewed
                                                 consolidated quarterly
                                                 financial statements of the
                                                 Borrower, the separate
                                                 audited quarterly financial
                                                 statements of the Excluded
                                                 Subsidiary and the Exclusion
                                                 Statement relating to each
                                                 such consolidated quarterly
                                                 financial statement;

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                                      -4-


1.1.4.      Reserved

1.1.5.      "Additional
            Credit Facilities"           means the Cash Credit Facilities and
                                         the Off Balance-Sheet Facilities;

1.1.6.      "Additional Lender"       -  has the meaning assigned to such term
                                         in clause 26.3 below;

1.1.7.      "Advance"                 -  means an advance made or to be made
                                         by the Banks under the Facility or,
                                         as the case may be, the principal
                                         amount thereof outstanding from time
                                         to time;

1.1.8.      "Approved
            Financial Institutions"   -  means banks and other financial
                                         institutions incorporated outside
                                         Israel, which are rated BBB or higher
                                         by Standard & Poor or by Moody's at
                                         the relevant time and banks and other
                                         financial institutions incorporated
                                         in Israel which are rated AA or
                                         higher by Maalot at the relevant
                                         time, provided that for the purpose
                                         of clause 1.1.23 below, an asset held
                                         or issued by an institution at a
                                         certain date (in this definition "the
                                         Relevant Date"), shall be deemed held
                                         or issued by an Approved Financial
                                         Institution, even if the institution
                                         is no longer an Approved Financial
                                         Institution at the Relevant Date, if
                                         it was an Approved Financial
                                         Institution at the time the asset was
                                         first owned by the Borrower and at
                                         the Relevant Date no more than 3
                                         (three) months have passed since the
                                         institution has ceased to be an
                                         Approved Financial Institution;

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                                      -5-


1.1.9.      "Approved Percentage(s)"  -  means the percentage(s) fixed by the
                                         Bank of Israel in the Rules of
                                         Practice, as the Credit Conversion
                                         Factors for Off Balance-Sheet
                                         Facilities (Mekadmei Hamara Le-Ashrai
                                         Shel Saifim Hutz Maazanim);

1.1.10.     Reserved

1.1.11.     "Auditors"                -  means the auditors for the time being
                                         of the Borrower;

1.1.12.     "Authorisations"          -  has the meaning assigned to such term
                                         in clause 14.7 below;

1.1.13.     "Availability Period"     -  means the period commencing on the
                                         Closing Date and ending on the
                                         Termination Date, except as otherwise
                                         provided in clauses 2.1.2, 25 and 29
                                         below;

1.1.14.     "Available Commitment"    -  means, in relation to a Bank at any
                                         time, such Bank's Commitment at such
                                         time, less the aggregate amount of
                                         the Extended Portion advanced by such
                                         Bank at such time;

1.1.15.     "Bank Hapoalim"           -  means Bank Hapoalim B.M.;

1.1.16.     "Bank Leumi"              -  means Bank Leumi Le-Israel B.M.;

1.1.17.     "Banks"                   -  means Bank Hapoalim, Bank Leumi, and
                                         any bank or financial institution
                                         which becomes a party to this
                                         Agreement pursuant to clause 24.3
                                         below;

1.1.18.     Reserved

1.1.19.     "Borrower's Debenture"    -  means the debenture, a copy of which
                                         is attached as Schedule 1.1.19 hereto
                                         and which was executed pursuant to
                                         the Letter Agreement;

1.1.20.     "Borrowing"               -  means:

                                         (a)     monies borrowed (including
                                                 the Loan) or monies raised
                                                 which are in the nature of
                                                 borrowings or having the
                                                 commercial effect of
                                                 borrowing (including, monies
                                                 raised by the sale of
                                                 receivables, invoices, bills
                                                 or notes or other financial
                                                 assets on terms that recourse
                                                 may be had to the vendor in
                                                 the event of non-payment of
                                                 such receivables, invoices,
                                                 bills or financial assets
                                                 when due, to the extent of
                                                 such recourse, to the extent
                                                 that the underlying payment
                                                 obligation is not covered by
                                                 insurance) and monies raised
                                                 under acceptance credit
                                                 facilities and through the
                                                 issue of bonds, notes,
                                                 debentures, bills, loan
                                                 stocks and other debt
                                                 securities (including any
                                                 debt security convertible,
                                                 but not at the relevant time
                                                 converted, into share
                                                 capital);

                                         (b)     the acquisition cost of
                                                 assets, including goods or
                                                 services to the extent
                                                 payable on deferred payment
                                                 terms more than 180 (one
                                                 hundred and eighty) days (or
                                                 365 (three hundred and
                                                 sixty-five) days for the
                                                 purpose of the definition of
                                                 "Debt Service" in
                                                 clause 1.1.37 below) after
                                                 the time of acquisition or
                                                 possession thereof by the
                                                 party liable (whether or not
                                                 evidenced by any bond, note,
                                                 debenture, loan stock or
                                                 other debt security),
                                                 excluding any such cost
                                                 payable on deferred payment
                                                 terms which are treated as
                                                 trade credit in accordance
                                                 with GAAP;

                                         (c)     monies received in
                                                 consideration for the supply
                                                 of goods and/or services to
                                                 the extent received more than
                                                 6 (six) months before the due
                                                 date for such supply (but
                                                 excluding any liability in
                                                 respect of deposits received
                                                 from customers in the
                                                 ordinary course of trade)
                                                 where the receipt as
                                                 aforesaid is arranged
                                                 primarily as a method of
                                                 raising finance;

                                         (d)     leases (whether in respect of
                                                 land, machinery, equipment or
                                                 otherwise) and hire purchase
                                                 agreements, conditional sale
                                                 agreements, sale and lease
                                                 back, sale and repurchase and
                                                 similar agreements and
                                                 instruments, provided, in the
                                                 case of leases, they are
                                                 treated as finance leases in
                                                 accordance with GAAP; and/or

                                         (e)     any guarantee, indemnity or
                                                 other legally binding
                                                 instrument to assure payment
                                                 of, or against loss in
                                                 respect of non-payment of,
                                                 any of the indebtedness
                                                 specified in this definition
                                                 and any counter-indemnity in
                                                 respect of any thereof or in
                                                 respect of any letter of
                                                 credit or guarantee issued by
                                                 any bank or other financial
                                                 institution in respect of any
                                                 indebtedness referred to in
                                                 this definition (all
                                                 guarantees, indemnities and
                                                 other instruments as
                                                 aforesaid issued by the
                                                 Borrower or any Included
                                                 Subsidiary as well as
                                                 counter-indemnities as
                                                 aforesaid issued in respect
                                                 thereof by any bank or
                                                 financial institution, are
                                                 referred to, hereinafter,
                                                 collectively, in this
                                                 clause 15.20(e), as
                                                 "Guarantees"), it being
                                                 agreed that:

                                                 (i)    except as provided in
                                                        (ii) and (iii) below,
                                                        the full amount of all
                                                        Guarantees shall be
                                                        included in
                                                        Borrowings, regardless
                                                        of whether or not any
                                                        demand has been made
                                                        thereunder or in
                                                        connection therewith
                                                        and regardless of
                                                        whether or not any
                                                        dispute has arisen as
                                                        a consequence of which
                                                        such demand may be
                                                        made;

                                                 (ii)   the value of Uncalled
                                                        Guarantees to be taken
                                                        into account in
                                                        determining Borrowings
                                                        for the purpose of
                                                        clause 15.24 below at
                                                        any time, shall be the
                                                        relevant Approved
                                                        Percentage, at such
                                                        time, of the amounts
                                                        of the Uncalled
                                                        Guarantees; and

                                                 (iii)  Uncalled Guarantees
                                                        shall not be taken
                                                        into account in
                                                        determining Borrowings
                                                        for the purpose of the
                                                        definition of "Debt
                                                        Service" in
                                                        clause 1.1.37 below.

                                                 "Uncalled Guarantees" means
                                                 Guarantees in respect of
                                                 which no demand has been made
                                                 and no dispute (known to the
                                                 Borrower or any Included
                                                 Subsidiary) has arisen as a
                                                 consequence of which such
                                                 demand may be made; and

                                         (f)     the relevant Approved
                                                 Percentage of the value of
                                                 any  Forex Transaction not
                                                 yet completed to which the
                                                 Borrower or an Included
                                                 Subsidiary is party, but
                                                 excluding any Forex
                                                 Transaction to which the
                                                 Borrower or an Included
                                                 Subsidiary is party with
                                                 respect to which there is a
                                                 Forex Transaction of the same
                                                 kind which will be set-off
                                                 against the first Forex
                                                 Transaction on its date of
                                                 maturity (as long as such
                                                 exclusion is included in the
                                                 definition of future or
                                                 forward transactions in the
                                                 Rules of Practice);

1.1.21.     "Business Day"            -  means:

                                         (a)     with respect to payment,
                                                 purchase or any other
                                                 transaction in, or
                                                 determination of LIBOR for,
                                                 or performance of
                                                 calculations in, sums
                                                 denominated in US Dollars or
                                                 Euros, as the case may be, a
                                                 day on which: (i) the Banks
                                                 are open for trading in
                                                 Israel in US Dollars or
                                                 Euros, as the case may be;
                                                 and (ii) banks generally are
                                                 open for trading in
                                                 US Dollars or in Euros, as
                                                 the case may be, in London
                                                 and New York; and

                                         (b)     in all other cases, as a
                                                 reference to a day (other
                                                 than Saturday) on which banks
                                                 generally are open for
                                                 business in Israel;

1.1.22.     Reserved

1.1.23.     "Cash Balance"            -  means:

                                         (a)     for the purpose of
                                                 clause 15.28 below, at or
                                                 with respect to any date (in
                                                 this definition, "the
                                                 Reference Date"), the
                                                 following assets (provided
                                                 they are not Charged Assets):

                                                 (i)    cash in current
                                                        accounts in Approved
                                                        Financial
                                                        Institutions;

                                                 (ii)   Cash Equivalents  held
                                                        in Approved Financial
                                                        Institutions;

                                                 (iii)  short term cash
                                                        deposits in Approved
                                                        Financial Institutions;

                                                 (iv)   long term cash
                                                        deposits in Approved
                                                        Financial
                                                        Institutions;

                                                 (v)    cash deposit
                                                        instruments, including
                                                        structured cash
                                                        deposit instruments,
                                                        payment of the
                                                        principal of which on
                                                        maturity is 100%
                                                        guaranteed and which
                                                        are held with Approved
                                                        Financial
                                                        Institutions; and

                                                 (vi)   bonds and notes
                                                        (hereinafter,
                                                        together,  in this
                                                        clause 1.1.23(a)(vi),
                                                        "financial
                                                        instruments")
                                                        (excluding, for the
                                                        removal of doubt,
                                                        stocks, shares and
                                                        units in mutual funds
                                                        and any instruments
                                                        which constitute,
                                                        directly or
                                                        indirectly, an
                                                        investment in stocks,
                                                        shares and/or units in
                                                        mutual funds),
                                                        provided that if such
                                                        financial instrument
                                                        is issued by an entity
                                                        incorporated outside
                                                        Israel it (i.e., such
                                                        financial instrument)
                                                        is rated BBB or higher
                                                        by Standard & Poor or
                                                        by Moody's at the
                                                        Reference Date or if
                                                        it is issued by an
                                                        entity incorporated in
                                                        Israel it (i.e., such
                                                        financial instrument)
                                                        is rated AA or higher
                                                        by Maalot at the
                                                        Reference Date, it
                                                        being agreed that the
                                                        value, at the
                                                        Reference Date, for
                                                        the purpose of this
                                                        definition, of any
                                                        asset included in this
                                                        category (vi), shall
                                                        be the  value of such
                                                        asset according to the
                                                        Accounts of the
                                                        Borrower last
                                                        published prior to the

                                                        Reference Date, or,
                                                        if the asset was
                                                        acquired after the
                                                        date of the Accounts
                                                        last published, then
                                                        according to the value
                                                        that would   be
                                                        ascribed to such asset
                                                        in the  Accounts of
                                                        the Borrower, were
                                                        such Accounts to be
                                                        drawn up as of the
                                                        Reference Date,
                                                        in accordance with the
                                                        method consistently
                                                        applied in  the
                                                        Borrower's Accounts in
                                                        determining the value
                                                        of assets of the kind
                                                        in question, in the
                                                        latter case,  as
                                                        certified in writing
                                                        by the Chief Financial
                                                        Officer of the
                                                        Borrower;

                                                 provided that for the purpose
                                                 of clause 15.28 below, (aa)
                                                 notwithstanding the
                                                 provisions of sub-paragraph
                                                 (vi) above, financial
                                                 instruments as defined in the
                                                 said sub-paragraph, which are
                                                 issued by an entity
                                                 incorporated outside Israel,
                                                 are rated BBB- (BBB minus) or
                                                 higher by Standard & Poor or
                                                 Moody's and have an aggregate
                                                 value of up to US $10,000,000
                                                 (ten million United States
                                                 Dollars) shall be included in
                                                 Cash Balance, and (bb)
                                                 assets of the kind referred
                                                 to in sub-paragraphs  (i) to
                                                 (vi) above having an
                                                 aggregate value of up to
                                                 US $5,000,000 (five million
                                                 United States Dollars) shall
                                                 be included in Cash Balance,
                                                 even if the conditions
                                                 specified in this definition
                                                 above relating to the rating
                                                 of the institution holding or
                                                 issuing such asset or as to
                                                 the rating of the asset are
                                                 not fulfilled; and

                                         (b)     for the purpose of the
                                                 definition of "Total
                                                 Liabilities", at or with
                                                 respect to any Ratio
                                                 Determination Date, "Cash
                                                 Balance" as defined in (a)
                                                 above, except that assets
                                                 which are charged by fixed
                                                 Encumbrance as security for
                                                 liabilities included in Total
                                                 Liabilities as defined below
                                                 prior to the deduction
                                                 specified in that definition,
                                                 shall not be excluded as
                                                 Charged Assets in the
                                                 calculation of "Cash Balance";

1.1.23A.    "Cash Credit Facilities"     means any cash credit facilities made
                                         available to the Borrower by Bank
                                         Leumi or Bank Hapoalim or by any
                                         other person or entity, other than
                                         the Loan;

1.1.24.     "Cash Equivalents"        -  to be construed in accordance with
                                         GAAP;

1.1.25.     Reserved

1.1.26.     "a Change of
            Ownership"                -  shall occur when the Koor Group shall
                                         no longer have the ability to appoint
                                         the majority of the members of the
                                         Board of Directors of the Borrower;

1.1.26A     "Charged Asset"           -  means any asset included in
                                         categories (i) to (vi) of
                                         clause 1.1.23(a) above (other than
                                         the cash deposit in the amount of
                                         US $8,300,000 (eight million three
                                         hundred thousand United States
                                         Dollars) pledged in favour of Bank
                                         Hapoalim to secure the Ji-Tong
                                         Transaction) which is charged by any
                                         fixed Encumbrance and/or is subject
                                         to a specific right of set-off in
                                         favour of or by the Approved
                                         Financial Institution or other entity
                                         holding the asset, it being agreed
                                         that: (i) the existence and freedom
                                         from Encumbrance of any such asset
                                         shall be supported by copies of
                                         statements and other appropriate
                                         documents of the relevant Approved
                                         Financial Institution or other entity
                                         certified by it as correct and
                                         (ii) the freedom of all such assets
                                         from any specific right of set-off as
                                         aforesaid shall be supported by the
                                         certificate last issued pursuant to
                                         clause 15.4.3(b) or clause 15.28
                                         below by the Chief Financial Officer
                                         of the Borrower, except that if a
                                         certificate should have been provided
                                         pursuant to the provisions of
                                         clause 15.4.3(b) or clause 15.28
                                         below and has not been provided, the
                                         assets in question shall be deemed
                                         subject to a specific right of
                                         set-off;

1.1.27.     "Closing Date"            -  means February 14, 2001;
                                         means, in relation to a Bank at any
                                         time, such Bank's commitment under
                                         the Facility, being, in the case of
                                         Bank Leumi and Bank Hapoalim at the
                                         date hereof, the amounts specified in
                                         clause 29 below, and in the case of
                                         any Bank which becomes a party to
                                         this Agreement in accordance with
                                         clause 24.3 below, the amount of such
                                         Commitment assigned or transferred to
                                         it pursuant to such clause, as such
                                         amounts may respectively be reduced,
                                         cancelled, assigned or transferred in
                                         accordance with this Agreement;

1.1.28.     "Commitment"              -

1.1.29.     "Completion"              -  means completion of receipt by the
                                         Banks, before the Effective Date, of
                                         all the documents, matters and things
                                         listed in clauses 3.1 to 3.9
                                         (inclusive) below in form and
                                         substance satisfactory to the Banks;

1.1.30.     Reserved

1.1.31.     "Contribution"            -  means, in relation to a Bank at any
                                         time, that portion of the Loan
                                         outstanding at the time that is owing
                                         to such Bank;

1.1.32.     Reserved

1.1.33.     Reserved

1.1.34.     "Current Assets"          -  means any assets which, in accordance
                                         with GAAP, will be classified as
                                         Current Assets;

1.1.35.     "Current Liabilities"     -  means any liabilities which, in
                                         accordance with GAAP, will be
                                         classified as Current Liabilities;

1.1.36.     "Dangerous Substance"     -  means any radioactive or
                                         electromagnetic emissions and any
                                         natural or artificial substance
                                         (whether in the form of a solid,
                                         liquid, gas or vapour) the
                                         generation, transportation, storage,
                                         treatment, use or disposal of which
                                         (whether alone or in combination with
                                         any other substance and including any
                                         controlled, special, hazardous,
                                         toxic, radioactive or dangerous
                                         waste), gives rise to a risk of
                                         causing harm to man or any other
                                         living organism or damaging the
                                         Environment or public health;

1.1.37.     "Debt Service"            -  means, in relation to any Ratio
                                         Determination Date:

                                         (a)     all Interest in respect of
                                                 the Facility and all other
                                                 Borrowings scheduled to be
                                                 paid (whether or not paid and
                                                 whether or not capitalised)
                                                 by the Borrower and the
                                                 Included Subsidiaries in
                                                 respect of the 12 (twelve)
                                                 month period commencing on
                                                 the first day of the Quarter
                                                 immediately following such
                                                 Ratio Determination Date
                                                 ("the Relevant Twelve-Month
                                                 Period") as well as any
                                                 Interest due prior to the
                                                 Relevant Twelve-Month Period
                                                 and not paid by commencement
                                                 thereof; and

                                         (b)     scheduled repayments of
                                                 principal by the Borrower and
                                                 the Included Subsidiaries in
                                                 respect of the Facility and
                                                 all other Borrowings (other
                                                 than Borrowings being Cash
                                                 Credit Facilities to be
                                                 repaid within no more than 12
                                                 (twelve) months of being
                                                 borrowed and not being
                                                 renewable or extendable
                                                 without the prior consent of
                                                 the lender, in accordance
                                                 with the terms and conditions
                                                 governing such facility at
                                                 the time of its grant) in the
                                                 Relevant Twelve-Month Period;

1.1.38.     Reserved

1.1.39.     "Default"                 -  means any Event of Default or any
                                         event which with the giving of notice
                                         or lapse of time, or the making of
                                         any determination hereunder, or the
                                         satisfaction of any other condition
                                         (or any combination thereof) would
                                         constitute an Event of Default;

1.1.40.     "Distribution"            -  has the meaning assigned to the term
                                         "haluka" in the Companies Law, 1999;

1.1.41.     "Drawdown Date"           -  means, in respect of any Drawdown
                                         Request, the requested date for the
                                         making of the relevant Advance as set
                                         out in such Drawdown Request;

1.1.42.     "Drawdown Request"        -  means a notice substantially in the
                                         form of Schedule 1.1.42 hereto;

1.1.43.     "EBITDA"                  -  means, in relation to any Ratio
                                         Determination Date, the sum of the
                                         following, multiplied by 4 (four),
                                         all as appearing in the Accounts
                                         (after Exclusion), for the period
                                         being the Quarter ending on the Ratio
                                         Determination Date ("the relevant
                                         period"):

                                         (a)     the consolidated operating
                                                 profits of the Borrower in
                                                 the relevant period,
                                                 excluding any one-time
                                                 credits and charges;

                                         (b)     any amortisation and
                                                 depreciation reflected in the
                                                 Accounts (after Exclusion)
                                                 for the relevant period,
                                                 excluding any one-time items;

                                         (c)     interest actually received by
                                                 the Borrower in the relevant
                                                 period on credit granted to
                                                 customers, on fixed deposits,
                                                 in banks and other financial
                                                 institutions and pursuant to
                                                 the GVT Tranche A Agreement
                                                 and the GVT Tranche B
                                                 Agreement, in the relevant
                                                 period; and

                                         (d)     interest accruing in the
                                                 relevant period to (but not
                                                 actually received by) the
                                                 Borrower on assets included
                                                 in the assets listed in
                                                 paragraphs (a)(i) to (v)
                                                 (inclusive) of the definition
                                                 of "Cash Balance" in
                                                 clause 1.1.23 above;

1.1.44.     "ECI-NGTS"                -  means ECI Telecom NGTS Ltd., Israeli
                                         company no. 51-300351-7;

1.1.45.     "ECI-Optical"             -  means Lightscape Networks Ltd.,
                                         Israeli company no. 51-300365-7;

1.1.46.     "ECI-Transport"           -  means Enavis Networks Ltd., Israeli
                                         company no. 51-300353-3;

1.1.47.     "ECtel"                   -  means ECtel Ltd., Israeli company
                                         no. 52-004446-2;

1.1.48.     "ECtel Shares
            Debenture"                -  means the debenture, a copy of which
                                         and of the amendment thereto are
                                         attached as Schedules 1.1.48(A),
                                         1.1.48(B) and 1.1.48(C) hereto and
                                         which were executed pursuant to the
                                         Original Facility Agreement;

1.1.49.     "Effective Date"          -  means July 1, 2004;

1.1.50.     "Encumbrance"             -  means:

                                         (a)     any mortgage, charge (whether
                                                 fixed or floating), pledge,
                                                 lien, assignment, security
                                                 interest, title retention or
                                                 other encumbrance of any kind
                                                 securing, or any right
                                                 conferring a priority of
                                                 payment in respect of, any
                                                 obligation of any person;

                                         (b)     any arrangement under which
                                                 moneys or claims to, or the
                                                 benefit of, a bank or other
                                                 account may be set-off or
                                                 made subject to a combination
                                                 of accounts so as to effect
                                                 payments of sums owed or
                                                 payable to any person; or

                                         (c)     any other type of
                                                 preferential arrangement
                                                 having similar effect;

1.1.51.     "Environment"             -  means all, or any of, the following
                                         media, the air (including the air
                                         within buildings and the air within
                                         other natural or man-made structures
                                         above or below ground), water
                                         (including, ground and surface
                                         water), land (including, surface and
                                         sub-surface soil) and all other
                                         natural resources;

1.1.52.     "Environmental Claim"     -  means any claim by any person:

                                         (a)     in respect of any loss or
                                                 liability suffered or
                                                 incurred by that person as a
                                                 result of or in connection
                                                 with any violation of
                                                 Environmental Law; or

                                         (b)     that arises as a result of or
                                                 in connection with
                                                 Environmental Contamination
                                                 and that could give rise to
                                                 any remedy or penalty
                                                 (whether interim or final)
                                                 that may be enforced or
                                                 assessed by private or public
                                                 legal action or
                                                 administrative order or
                                                 proceedings including, any
                                                 such claim that arises from
                                                 injury to persons or property;

1.1.53.     "Environmental
            Contamination"            -  means each of the following and their
                                         consequences:

                                         (a)     any release, emission,
                                                 leakage or spillage of any
                                                 Dangerous Substance at or
                                                 from any site or equipment
                                                 owned, occupied, leased or
                                                 otherwise controlled by the
                                                 Borrower into any part of the
                                                 Environment;

                                         (b)     any accident, fire, explosion
                                                 or sudden event at any site
                                                 or equipment owned, occupied,
                                                 leased or otherwise
                                                 controlled by the Borrower
                                                 which is directly caused by
                                                 or attributable to any
                                                 Dangerous Substance; or

                                         (c)     any other pollution of the
                                                 Environment arising at or
                                                 from any site or equipment
                                                 owned, occupied, leased or
                                                 otherwise controlled by the
                                                 Borrower;

1.1.54.     "Environmental Law"       -  means all laws and treaties
                                         concerning pollution, the Environment
                                         or Dangerous Substances;

1.1.55.     "Environmental Licence"   -  means any permit, licence,
                                         authorisation, consent or other
                                         approval required by any
                                         Environmental Law applicable to the

                                         Borrower;

1.1.56.     "Equity"                  -  to be construed in accordance with
                                         GAAP;

1.1.57.     "Event of Default"        -  means any of the events or
                                         circumstances described in clause 16
                                         below;

1.1.58.     "Excluded Subsidiary"     -  means HETC;

1.1.59.     "Exclusion"               -  means the exclusion from any
                                         consolidated or quarterly financial
                                         statement included in the Accounts,
                                         of data relating to the Excluded
                                         Subsidiary, so as to obtain data
                                         relating exclusively to the Borrower
                                         itself and the Included Subsidiaries,
                                         all as detailed in a statement in the
                                         form of Schedule 1.1.59 hereto and
                                         certified as correct by the Auditors
                                         or the Chief Financial Officer of the
                                         Borrower ("Exclusion Statement");

1.1.60.     "Existing Encumbrances"   -  means the Encumbrances listed in
                                         Schedule 1.1.60 hereto;

1.1.60A.    "Extended Portion"        -  has the meaning assigned to such term
                                         in clause 29.1 below;

1.1.60B.    "Facility"                -  means the long term loan facility
                                         granted to the Borrower by the Banks
                                         pursuant to the Facility Agreement,
                                         including the Extended Portion;

1.1.61.     "Facilities"              -  means the Facility and the Cash
                                         Credit Facilities provided pursuant
                                         to clause 25 below;

1.1.62.     Reserved

1.1.63.     "Facility Accounts"       -  means the bank accounts designated by
                                         the Banks, by notice in writing to
                                         the Borrower, from time to time, to
                                         which any payments due to the Banks
                                         hereunder shall be made;

1.1.64.     "Facility Agreement"      -  means the Original Facility Agreement
                                         or the Original Facility Agreement as
                                         and to the extent amended and
                                         restated hereby, as the context

                                         requires;

1.1.65.     Reserved

1.1.66.     Reserved

1.1.67.     "Final Maturity Date"     -  means the last Business Day of the
                                         fourth Quarter of 2005 except as
                                         otherwise provided in
                                         clause 29.2.2(c) below;

1.1.68.     "Finance Documents"       -  means this Agreement, the Facility
                                         Agreement, the Letter Agreement, the
                                         Veraz Letter, the Waveinno Letter,
                                         the Security Documents and/or any
                                         other agreement or document required
                                         pursuant to any of the aforegoing (in
                                         relation to the Facilities) to which
                                         the Borrower and/or any Original
                                         Subsidiary is party and designated by
                                         the Majority Banks or the bank which
                                         is a party to or beneficiary of such
                                         agreement or document as a Finance
                                         Document;

1.1.69.     "Fiscal Year"             -  means a calendar year;

1.1.69A.    "Fixed Assets"            -  means any assets which, in accordance
                                         with GAAP, will be classified as
                                         Fixed Assets;

1.1.70.     "Foreign Subsidiaries"    -  means ECI Telecom SARL, ECI Telecom
                                         (U.K.) Ltd., and ECI Telecom GmbH;

1.1.71.     "Foreign Subsidiary
            Negative Pledges"         -  means the undertakings of the
                                         Borrower pursuant to clause 15.7.2
                                         below;

1.1.72.     "Forex Transaction"       -  means any foreign exchange
                                         transaction (excluding "spot"
                                         transactions i.e. transactions with a
                                         settlement period not exceeding 48
                                         (forty eight) hours), including any
                                         future or forward transaction, in a
                                         foreign currency or in the basket of
                                         currencies, currency swap
                                         transaction, cross-currency swap
                                         transaction, currency option or other
                                         similar transaction (including any
                                         option with respect thereto and any
                                         combination in respect thereof);

1.1.73.     "GAAP"                    -  means Israeli generally accepted
                                         accounting principles, in force from
                                         time to time, provided that if the
                                         Borrower shall maintain Accounts
                                         according to US generally accepted
                                         accounting principles and shall not
                                         be bound also to maintain Accounts
                                         according to Israeli generally
                                         accepted accounting principles, then
                                         "GAAP" shall mean, with respect to
                                         those Accounts, US generally accepted
                                         accounting principles;

1.1.74.     "Guarantee"               -  means the instrument, a copy of which
                                         is attached as Schedule 1.1.74 hereto
                                         and executed pursuant to the Original
                                         Facility Agreement;

1.1.75.     "GVT"                     -  means Global Village Telecom Ltd., a
                                         company organised under the laws of

                                         Brazil;

1.1.76.     "GVT Tranche A
            Agreement"                -  means the Secured Note Purchase
                                         Agreement dated October 31, 2000
                                         between the Borrower and GVT, a brief
                                         summary of which has been provided to
                                         the Banks in a letter dated July 1,
                                         2004 from the Borrower;

1.1.77.     "GVT Tranche B
            Agreement"                -  means the agreement dated
                                         November 30, 2000_ between the
                                         Borrower and GVT Antilles, Inc., a
                                         brief summary of which has been
                                         provided to the Banks in a letter
                                         dated July 1, 2004 from the Borrower;

1.1.78.     "HETC"                    -  means Hangzau ECI Telecommunication
                                         Corporation, an entity incorporated
                                         in Hangzhou, China;

1.1.79.     "Included Subsidiaries"   -  means any entity (other than the
                                         Borrower and other than the Excluded
                                         Subsidiary) the annual or quarterly
                                         financial statements of which are
                                         consolidated in the consolidated
                                         annual or quarterly financial
                                         statements of the Borrower;

1.1.80.     "Indebtedness"            -  means any obligation (whether
                                         incurred as principal or surety or
                                         guarantor) for the payment or
                                         repayment of money, whether present
                                         or future, actual or contingent,
                                         including all obligations with
                                         respect to the Facilities, calculated
                                         on the assumption that any available
                                         commitment from any bank or financial
                                         institution shall be drawn forthwith;

1.1.81.     "Initial Banks"           -  means Bank Leumi and Bank Hapoalim;

1.1.82.     Reserved

1.1.83.     Reserved

1.1.84.     "Inovia"                  -  means Inovia Telecoms Ltd., Israeli
                                         company no. 51-300354-1;

1.1.85.     "Intellectual
            Property Rights"          -  means all know-how, technology,
                                         patents, trademarks, designs, trade
                                         names, copyrights and other
                                         intellectual property rights (in each
                                         case whether registered or not and
                                         including all applications for the
                                         same);

1.1.86.     "Intercreditor            -  means the agreement between the Banks
            Agreement"                   and the Trustee governing the rights

                                         of the parties secured under the Long
                                         Term Security Documents;

1.1.87.     "Interest"                -  means:

                                         (a)     interest and amounts in the
                                                 nature of interest (including
                                                 the interest element of
                                                 finance leases, linkage
                                                 differentials and any similar
                                                 payment in respect of
                                                 indexation, in each case with
                                                 respect to such interest); and

                                         (b)     prepayment penalties or
                                                 premiums incurred in repaying
                                                 or prepaying any Borrowing
                                                 (including, for the avoidance
                                                 of doubt, amounts payable
                                                 pursuant to clause 18 below);

1.1.88.     "Interest
            Determination Date"       -  in relation to any Interest Period,
                                         means the Business Day falling 2
                                         (two) Business Days prior to the
                                         first day of such Interest Period;

1.1.89.     "Interest Payment Date"   -  means the last Business Day of each
                                         Quarter;

1.1.90.     "Interest Periods"        -  means (subject to clause 17.1 below)
                                         with respect to the Loan (or during
                                         the Availability Period, with respect
                                         to each Advance), consecutive periods
                                         of 1 (one) Quarter; provided that:

                                         (a)     if any Interest Period would
                                                 otherwise end on a day which
                                                 is not a Business Day, such
                                                 Interest Period shall end on
                                                 the next following Business
                                                 Day, unless such next
                                                 following Business Day falls
                                                 in another month, in which
                                                 case such Interest Period
                                                 shall end on the immediately
                                                 preceding Business Day;

                                         (b)     during the Availability
                                                 Period, the first Interest
                                                 Period in respect of any
                                                 Advance shall commence on the
                                                 date of the making of such
                                                 Advance and end on the last
                                                 Business Day of the Quarter
                                                 during which such Advance was
                                                 made;

                                         (c)     no Interest Period may extend
                                                 later than the Final Maturity
                                                 Date; and

                                         (d)     each Interest Period (other
                                                 than the first Interest
                                                 Period) shall commence on the
                                                 expiry of the Interest Period
                                                 preceding such Interest
                                                 Period and, for the removal
                                                 of doubt, shall, subject to
                                                 (a) above, end on the last
                                                 day of the Quarter following
                                                 such preceding Interest
                                                 Period;

1.1.91.     "Ji-Tong Transaction"     -  means the transaction pursuant to the
                                         Basic Agreement-Credit Facility
                                         relating to the Ji-Tong Golden Bridge
                                         Project--Phase I entered into on
                                         August 13, 1998 and pursuant to which
                                         Bank Hapoalim has granted a line of
                                         credit to the China Construction Bank
                                         for the finance of exports by the
                                         Borrower;

1.1.92.     "Koor"                    -  means Koor Industries Ltd., Israeli
                                         company


1.1.93.     "Koor Group"              -  means Koor, any person or entity
                                         controlling Koor and entities
                                         controlled by Koor, collectively;
                                         "control" herein meaning the ability
                                         to appoint the majority of the Board
                                         of Directors or equivalent organ of
                                         the controlled body;

1.1.94.     "LIBOR"                   -  means, with respect to each Interest
                                         Period, the rate per annum
                                         (rounded-up, if necessary, to the
                                         nearest whole multiple of 1/16%
                                         (one-sixteenth of one percent) for
                                         Euro-Dollar deposits (or deposits in
                                         Euros, as the case may be), for a
                                         period equal to the duration of such
                                         Interest Period, or if such Interest
                                         Period is less than a Quarter, then
                                         for the number of weeks of such
                                         Interest Period, rounded-up for part
                                         of a week, offered in the London
                                         Interbank market, as quoted at or
                                         about 11:00 a.m. (London time) on the
                                         Interest Determination Date for such
                                         Interest Period on the display
                                         designated as page LIBOR 01 to
                                         subscribers of the REUTERS service
                                         ("Reuters") or, in the absence of
                                         such page or pages, or if Reuters
                                         shall, for any reason whatsoever,
                                         amend, change or otherwise alter the
                                         data basis or the reference banks
                                         used by it on the date of signature
                                         of this Agreement, for quotations
                                         under said page LIBOR 01  the rate of
                                         Interest as quoted at or about
                                         11:00 a.m. London time on the
                                         relevant Interest Determination Date
                                         on such other page or pages of
                                         Reuters as shall be determined by the
                                         Majority Banks for a period equal to
                                         the duration of such Interest Period
                                         or, as the case may be, such number
                                         of weeks, rounded-up, as aforesaid.
                                         In the event that the Reuters service
                                         ceases to be available, the Majority
                                         Banks may specify another service
                                         (and the relevant page thereof)
                                         displaying the LIBOR rate;

1.1.95.     "Loan"                    -  means, at any time, the aggregate
                                         amount of all the Advances
                                         outstanding at such time;

1.1.96.     Reserved

1.1.97.     Reserved

1.1.98.     Reserved

1.1.99.     "Long Term
            Security Documents"       -  means:

                                         (a)     the ECtel Shares Debenture;

                                         (b)     the Optical Shares Debenture;

                                         (c)     the Veraz Share Pledge;

                                         (d)     the Access Debenture;

                                         (e)     each pledge or assignment by
                                                 way of charge executed or to
                                                 be executed, if any, in
                                                 favour of the Banks in
                                                 accordance with the
                                                 instruments specified in (a),
                                                 (b), (c) or (d) above;

                                         (f)     the Mortgages;

                                         (g)     the Guarantee;

                                         (h)     the Subsidiary Guarantees;

                                         (i)     all acknowledgments and
                                                 consents required to be
                                                 delivered pursuant to the
                                                 documents referred to above;

                                         (j)     the Veraz Loan Pledge and
                                                 Assignment (when executed);
                                                 and

                                         (k)     any other agreement or deed
                                                 (except the Borrower's
                                                 Debenture) from time to time
                                                 entered into by the Borrower
                                                 or any Original Subsidiary or
                                                 any other person or body in
                                                 favour of the Banks for the
                                                 purposes of securing any
                                                 obligations and liabilities
                                                 of the Borrower or of any
                                                 Original Subsidiary under the
                                                 Finance Documents;

1.1.100.    Reserved

1.1.101.    Reserved

1.1.102.    "Majority Banks"          -  means the Banks whose aggregate
                                         Contributions exceed 60% (sixty
                                         percent) of the Loan;

1.1.103.    Reserved

1.1.104.    Reserved

1.1.105.    "Material Adverse         -  means any effect, including any
            Effect"                      effect relating to any Subsidiary,

                                         which is or is likely to be
                                         materially adverse to: (a) the
                                         business or financial condition of
                                         the Borrower, as the case may be; or
                                         (b) the ability of the Borrower to
                                         perform its obligations under any of
                                         the Finance Documents;

1.1.106.    "Material Contracts"      -  means all sales contracts, the value
                                         or consideration for performance of
                                         which in terms of actual obligations
                                         to purchase by the counterparty
                                         subsequent to the date of signature
                                         of this Agreement, exceeds
                                         US $30,000,000 (thirty million United
                                         States Dollars) and the Agreements
                                         referred to in clause (f)(ii) of the
                                         Veraz Letter;

1.1.107.    "Mortgages"               -  means the instruments, copies of
                                         which are attached as
                                         Schedule 1.1.107 hereto;

1.1.108.    "Negative Pledges"        -  means the undertakings by the
                                         Borrower in clause 15.3 below and the
                                         Foreign Subsidiary Negative Pledges;

1.1.109.    "New Intercreditor
            Agreement"                -  has the meaning assigned to such term
                                         in clause 26.2 below;

1.1.110.    "Off Balance-
            Sheet Facilities"         -  means:

                                         (a)     indemnities (including
                                                 indemnities to affiliates of
                                                 the issuing bank or other
                                                 issuing body (hereinafter, in
                                                 this definition, "bank"),
                                                 guarantees, letters of credit
                                                 and other such instruments
                                                 issued by a bank at the
                                                 request of the Borrower for
                                                 the Borrower or an Included
                                                 Subsidiary or at the request
                                                 of an Included Subsidiary for
                                                 such Included Subsidiary and
                                                 constituting or relating to
                                                 bid bonds, performance bonds,
                                                 advance payment bonds,
                                                 warranty bonds and similar
                                                 instruments;

                                         (b)     facilities in respect of
                                                 Forex Transactions;

                                         (c)     credit facilities provided
                                                 (or which a bank has
                                                 undertaken to provide) to
                                                 buyers of goods from the
                                                 Borrower or an Included
                                                 Subsidiary at the request of
                                                 the Borrower or an Included
                                                 Subsidiary and which are
                                                 secured by the indemnity or
                                                 guarantee of or other
                                                 recourse against the Borrower
                                                 or the Included Subsidiary,
                                                 to the extent of such
                                                 indemnity, guarantee or
                                                 recourse;

                                         (d)     credit facilities provided by
                                                 a bank to the Borrower or an
                                                 Included Subsidiary, in
                                                 respect of payments "subject
                                                 to reservation"; and

                                         (e)     any other facility or
                                                 service, other than a cash
                                                 facility, provided to a
                                                 Borrower or an Included
                                                 Subsidiary by a bank or other
                                                 financial institution;

1.1.111.    "Optical Shares
            Debenture"                -  means the instrument, a copy of which
                                         is attached as Schedule 1.1.111
                                         hereto and which was executed
                                         pursuant to the Original Facility
                                         Agreement;

1.1.112.    "Original Facility
            Agreement"                -  means the Facility Agreement referred
                                         to in the preamble hereto, prior to
                                         its amendment hereby;

1.1.113.    "Original Subsidiaries"   -  means ECI-NGTS, ECI-Optical,
                                         ECI-Transport, Waveinno and Inovia;

1.1.114.    Reserved

1.1.115.    "Quarter Days"            -  means 31 March, 30 June, 30 September
                                         and 31 December in any year and
                                         "Quarter Day" means any of them;

1.1.116.    "Quarters"                -  means each period commencing on the
                                         day after a Quarter Day and ending on
                                         the next following Quarter Day;

1.1.117.    "Ratio Determination
            Date"                     -  means every Quarter Day;

1.1.118.    "Representative Rate"     -  means, with respect to any currency
                                         other than NIS, the representative
                                         rate of exchange of the NIS and such
                                         currency, last published by the Bank
                                         of Israel immediately prior to the
                                         relevant date of payment or
                                         calculation (as the case may be) and,
                                         if the Bank of Israel shall cease to
                                         publish a representative rate, then
                                         any other rate of exchange of the NIS
                                         and such currency, officially
                                         published which comes in place of
                                         such representative rate, last
                                         published immediately prior to the
                                         relevant date of payment or
                                         calculation (as the case may be) and,
                                         in the absence of any such official
                                         rate, then the average of the selling
                                         and buying rates of exchange of such
                                         currency, for NIS (for cheques and
                                         remittances) prevailing at the Banks
                                         at the end of the last Business Day
                                         prior to the relevant date of payment
                                         or calculation (as the case may be);

1.1.119.    "Rules of Practice"       -  means the rules of practice issued by
                                         the Bank of Israel to Israeli
                                         banks--as amended and/or substituted
                                         from time to time;

1.1.120.    "Secured Party"           -  has the meaning assigned to such term
                                         in the Borrower's Debenture;

1.1.121.    "Security Documents"      -  means:

                                         (a)     the Long Term Security
                                                 Documents;

                                         (b)     the Borrower's Debenture; and

                                         (c)     all acknowledgments and
                                                 consents required to be
                                                 delivered pursuant to the
                                                 Borrower's Debenture;

1.1.122.    "Subsidiaries"            -  means the Included Subsidiaries
                                         (including the Foreign Subsidiaries
                                         which are Included Subsidiaries), the
                                         Excluded Subsidiary, all Foreign
                                         Subsidiaries, if any, not being an
                                         Included Subsidiary and any other
                                         entities the financial statements of
                                         which are included in the Borrowers'
                                         Accounts though not consolidated
                                         therein);

1.1.123.    "Subsidiary               -  means the instruments, copies of
            Guarantee(s)"                which are attached as
                                         Schedule 1.1.123 hereto and executed
                                         pursuant to the Original Facility
                                         Agreement;

1.1.124.    Reserved

1.1.125.    "Tangible Equity"         -  means, at any date of determination,
                                         total Equity less the aggregate
                                         amount of any: (i) intangible assets
                                         including, without limitation,
                                         goodwill, franchises, licences,
                                         patents, trademarks, trade names,
                                         copyrights, service marks and brand
                                         names, but excluding purchased
                                         software consistently shown as fixed
                                         assets in the relevant Accounts; and
                                         (ii) software capitalisation;

1.1.126.    "Taxes"                   -  means all income and other taxes,
                                         including, taxes or charges on
                                         capital gains, profits, value-added
                                         taxes and all other taxes of
                                         whatsoever nature and levies,
                                         imposts, duties (including stamp
                                         duty), charges, deductions and
                                         withholdings in the nature or on
                                         account of tax, together with
                                         Interest thereon and penalties and
                                         fees with respect thereto, if any,
                                         and any payments made on or in
                                         respect thereof and "Tax" and
                                         "Taxation" shall be construed
                                         accordingly;

1.1.127.    "Termination Date"        -  means December 31, 2001 except as
                                         otherwise provided in clause 29 below;

1.1.128.    "Total Liabilities"       -  to be construed in accordance with
                                         GAAP, excluding shareholder equity
                                         and after deduction of:

                                         (a)     the aggregate of
                                                 (i) short-term trade
                                                 payables; (ii) current
                                                 employee salaries and social
                                                 benefits payments; and
                                                 (iii) short-term credits
                                                 (excluding current maturities
                                                 of long-term debt); or

                                         (b)     the Cash Balance,

                                         whichever of (a) and (b) is the lower
                                         and, provided that, the said
                                         deduction shall be made only if
                                         supported by the certificate of the
                                         Auditors confirming the amount of
                                         each of the items in (a) and (b) and
                                         providing a breakdown of the
                                         components of each item;

1.1.129.    "the Trustee"             -  means The Bank Leumi Le-Israel Trust
                                         Company Ltd. or such other entity as
                                         may be designated from time to time,
                                         by the Majority Banks, by notice in
                                         writing to the Borrower, as the
                                         Trustee for the purposes of this
                                         Agreement, substituting the previous
                                         Trustee;

1.1.130.    Reserved

1.1.131.    "Veraz Loan Pledge
            and Assignment"           -  means the instruments to be entered
                                         into pursuant to clause (b)(i) of the
                                         Veraz Letter;

1.1.132.    "Waveinno"                -  means ECI-Waveinno Ltd. (previously
                                         knows as Innowave ECI Wireless
                                         Systems Ltd.), Israeli company
                                         no. 51-255886-7; and

1.1.133.    "Waveinno Contract"       -  means the agreement dated February
                                         17, 2003 between the Borrower and
                                         Alvarion Ltd., referred to in the
                                         Waveinno Letter.

1.2. Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.3.  In this Agreement, unless the context otherwise requires:

1.3.1. references to clauses and Schedules are to be construed as references to the clauses of, and Schedules to, this Agreement and references to this Agreement include its Schedules;

1.3.2. references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.3.3. words importing the plural shall include the singular and vice versa;

1.3.4. "Affiliate" shall, with respect to the Banks, mean any company which controls, is controlled by, or under common control with, the Banks; "control" shall in this clause 1.3.4 bear the meaning assigned to such term in Section 1 of the Securities Law;

1.3.5. "Banks" shall be construed so as to include any subsequent permitted successors, transferees and permitted assigns of a Bank in accordance with their respective interests;

1.3.6. the "equivalent" on any given date in one currency (the "first currency") of an amount denominated in another currency (the "second currency") means the amount of the first currency which could be purchased with the amount of the second currency at: (i) in the case that one of the two relevant currencies is NIS, the Representative Rate for the other currency; or (ii) in the case that neither of the relevant currencies is NIS, the rate equal to a fraction, the numerator of which is the Representative Rate of the second currency and the denominator of which is the Representative Rate of the first currency;

1.3.7. "including" and "includes" means including, without limiting the generality of any description preceding such terms;

1.3.8. a "law" includes any statute, law, regulation, rule, official directive, request or guideline (having the force of law) of any governmental body, agency, department or regulatory, self-regulatory or other authority or organisation, including, the position (guidelines) of the Examiner of Banks with respect to proper conduct of bank affairs ("Nihul Bankai Takin");

1.3.9. a "person" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) or two or more of the aforegoing;

1.3.10. "US $", "USD", "dollars", "US Dollars" and "Dollars" denote the lawful currency of the United States of America; "Euro" denotes the single currency of Participating Member States introduced in accordance with the provisions of Article 109(1)4 of the Treaty; "Participating Member State" means a member state of the European Union that has adopted the single currency in accordance with the Treaty; "Treaty" means the Treaty establishing the European Economic Community, being the Treaty of Rome of 25 March 1957 as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed on 7 February 1992 and came into force on 1 November 1993) as amended, varied or supplemented from time to time;

1.3.11. "VAT" shall be construed as a reference to value added tax, including any similar Tax which may be imposed in place thereof from time to time;

1.3.12. the "winding-up", "dissolution" or "administration" of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business, including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors;

1.3.13. all accounting expressions which are not otherwise defined herein shall be construed in accordance with GAAP; and

1.3.14. any reference in this Agreement to a law shall be construed as a reference to such law as the same may have been, or may from time to time be, amended or re-enacted.

2.    OUTSTANDING PRINCIPAL; EXTENSION OF AVAILABILITY; RESTRUCTURING

2.1.

2.1.1. The parties hereto hereby confirm that, on signature of this Agreement, the outstanding principal of the Loan is US $37,500,000 (thirty seven million five hundred thousand United States Dollars), owed as follows:

            (i) US $18,750,000 (eighteen million seven hundred and fifty thousand United States Dollars) to Bank Hapoalim;

            (ii) US $18,7500,000 (eighteen million seven hundred and fifty thousand United States Dollars) to Bank Leumi.

2.1.2. The parties hereby agree: (i) that the Availability Period as defined in the Original Facility Agreement be extended, solely so as to enable the sum of US $50,000,000 (fifty million United States Dollars) included in the Commitment of US $300,000,000 (three hundred million United States Dollars) of Bank Leumi and Bank Hapoalim under the Original Facility Agreement and not drawn hitherto to be made available hereunder, and (ii) that the sum of US $10,000,000 (ten million United States Dollars) being part of the principal of the Loan already repaid (and only the said US $10,000,000 (ten million United States Dollars) be made available again in the manner specified hereunder, all as provided in and subject to the terms and conditions of clauses 25 and 29 below and the other terms and conditions of this Agreement. It is expressly stated, for the removal of doubt, that the aggregate amount of US $60,000,000 (sixty million United States Dollars) referred to in this clause 2.1.2 above is the same US $60,000,000 (sixty million United States Dollars) constituting the aggregate of the amounts referred to in clauses 25 and 29 below (and is not in addition thereto).

2.2. The obligations of the Banks under this Agreement shall be several; accordingly, a failure of a Bank to perform its obligations under this Agreement shall not result in: (i) the obligations of any other Bank being increased; nor (ii) the Borrower or any other Bank being discharged (in whole or in part) from its obligations under this Agreement; and in no circumstances shall a Bank have any responsibility for a failure of another Bank to perform its obligations under this Agreement.

2.3. The Borrower shall apply the Advances only for the following purposes or payments, all at the times and subject to the limits and conditions set out in this Agreement below:

2.3.1.      for financing the business operations of the Borrower;

2.3.2. for payment of interest on the Loan, fees, costs and expenses arising in connection with the establishment or modification of the Facilities (including, without limitation, any fees, costs and expenses payable by the Borrower and referred to in clause 3 below or any of the Security Documents).

2.4. The Banks shall not be under any obligation to monitor use of the proceeds of the Facility.

3.    CONDITIONS PRECEDENT

      The obligations of the Banks under this Agreement are subject to the condition that the Banks shall have received, before the Effective Date, the following documents, matters and things in form and substance satisfactory to the Banks:

3.1. a copy, certified as a true copy by the general counsel of the Borrower, of the Certificate of Incorporation, Memorandum of Association (if any) and Articles of Association of the Borrower and of each Original Subsidiary, such copy to be certified as a true copy by the general counsel of the Borrower, provided that if any of the said documents were received by the Banks upon or before the Closing Date and has not been amended since then and general counsel of Borrower so certifies to the Banks in writing, then such certificates may be provided to the Banks in lieu of such documents;

3.2. copies of resolutions of the Board of Directors of the Borrower and of each Original Subsidiary and to the extent applicable, its respective audit committees and shareholders, evidencing approval, as applicable, of this Agreement and the other Finance Documents to which the Borrower and any Original Subsidiary is party and which have not been executed and delivered to the Banks prior to the date hereof ("the Completion Finance Documents") and authorising named officers of the Borrower and each Original Subsidiary to execute, deliver and perform this Agreement and each of the Completion Finance Documents, together with a certificate from the Board of Directors of the Borrower and of each Original Subsidiary certifying, pursuant to Section 282 of the Companies Law, that all requisite approvals in connection with the aforegoing have been duly obtained;

3.3. original executed copies of this Agreement, and the other Completion Finance Documents, together with any documents required to be delivered on the date of signature thereof or as conditions precedent to the effectiveness thereof, all such documents to bear counsel's certificate confirming the authority of the signatories thereon on behalf of the Borrower and the Original Subsidiaries and otherwise to be in a form and on terms and conditions acceptable to the Banks;

3.4.  all the Authorisations, if any, listed in Schedule 3.4 hereto;

3.5.1. a certificate in the form of Schedule 3.5.1 hereto of the Auditors or the Chief Financial Officer or the Chief Executive Officer of the Borrower stating as at March 31, 2004 (in this clause 3.5.1, "the Reference Date"):

3.5.1.1. the aggregate Borrowings (with detailed breakdown), so as to demonstrate compliance with the provisions of clause 15.7.1 below on the Reference Date;

3.5.1.2. all data necessary to demonstrate compliance with the provisions of clause 15.7.2 below on the Reference Date; and

3.5.1.3. all data necessary to demonstrate compliance with clause 15.28 below as at the Reference Date;

3.5.2. a certificate in the form of Schedule 3.5.2 hereto of the Auditors or the Chief Finance Officer or the Chief Executive Officer of the Borrower confirming the truth and completeness of the representations and warranties set out in clause 14 below, subject to the qualifications set out in Schedule 14.1 hereto;

3.5.3. a certificate in the form of Schedule 3.5.3 hereto of the Auditor or the Chief Finance Officer or Vice-President Finance or the Chief Executive Officer of the Borrower confirming compliance with the provision of clause 15.24 below as at the Ratio Determination Date falling on the last day of the first Quarter of 2004 and that, according to the information available to the Borrower, no event has occurred or is likely to occur that would cause the Borrower not to be in compliance with the provisions of clause 15.24 at the next Ratio Determination Date.

3.6. a certificate in the form of Schedule 3.6 hereto of the Auditors or the Chief Financial Officer of the Borrower stating the amount of the Cash Credit Facilities and Off Balance-Sheet Facilities granted by each Bank to the Borrower as at the Reference Date, it being understood that in order to facilitate the provision of the said certificate, each Bank shall provide the Borrower, following Borrower's written request specifying the relevant branches and requested information and against payment of the relevant bank charges, with statements customarily furnished by each Bank to its customers relating to such information, provided that the records of each Bank and not any certificates so issued, shall be prima facie evidence of the matters recorded therein;

3.7. opinions of the Borrower's and each Original Subsidiary's external legal counsel or in-house legal counsel addressed to the Banks in the form of
      Schedule 3.7 (A and B) hereto;

3.8. evidence that this Agreement and all documentation pursuant thereto subject to stamp duty, has been stamped and the relevant duty payable has been paid, as required, to the satisfaction of the Banks, provided that, with the prior written consent of the Banks, the Borrower shall be responsible for ensuring that such actions shall be performed and evidence thereof shall be delivered to the Banks within 14 (fourteen) days of the Effective Date;

3.9.

3.9.1. the documents, in form satisfactory to the Banks, listed in Schedule 3.9(A) and Schedule 3.9(B) hereto, provided that the documents listed in clauses 1(b), 1(d), 1(e), 2(a), 3(a) and 4 of Schedule 3.9(B) shall be delivered to the Banks within 14 (fourteen) days of the Effective Date and the documents listed in clauses 1 and 2 of
            Schedule 3.9(A) shall be delivered to the Banks within 30 (thirty) days of the Effective Date;

3.9.2. letters in the form of Schedule 3.9.2 hereto from the Original Subsidiaries canceling the money limit in the Subsidiary Guarantees;

3.9.3. a letter of irrevocable instructions in the form of Schedule 3.9.3 hereto from the Borrower to ECtel regarding payment of dividends and other payments owing or becoming due to the Borrower from ECtel;

3.9.4. a letter in the form of Schedule 3.9.4 hereto, duly countersigned by the Borrower and the Original Subsidiaries;

3.10.

3.10.1. in the event that the conditions precedent (other than those which the Banks have agreed to the performance thereof within the time periods set forth in clause 3.9.1 above ("the Delayed Conditions Precedent")) are not fulfilled prior to the Effective Date, then, save for clause 3.10.2, this Agreement shall be null and void and the Original Facility Agreement (subject to the amendments thereto made in the Letter Agreement which were not conditional on signature and closing of this Agreement) and all the rights and obligations of the parties thereunder shall remain in full force and effect and, save as aforesaid and except as may be agreed by separate written instrument signed by the Banks and the Borrower, neither party shall have any claim against the other party arising out of or in connection with this Agreement.

3.10.2. It is expressly agreed, for the removal of doubt, that in the event the conditions precedent are not fulfilled prior to the Effective Date as aforesaid, the Letter Agreement shall remain in full force and effect (without modification), except that the provisions in the Letter Agreement conditional upon signature and closing of this Agreement shall lapse and be of no further effect; and

3.11. upon Completion, including performance of the actions (if any) with respect to which the Banks have consented, pursuant to clause 3.8 above, to performance thereof after the Effective Date, the Banks will have no claims of any kind against the Borrower with respect to the obligations of the Borrower under clause 15.24 of the Original Facility Agreement relating to any Ratio Determination Date up to and including the Ratio Determination Date at the end of the second Quarter of 2002. Upon Completion as aforesaid and subject as aforesaid, the provisions of clause
      15.24 of the Original Facility Agreement shall be substituted, as to any Ratio Determination Date beginning with that falling at the end of the second Quarter of 2002, by clause 15.24 below.

4.    DRAWDOWN

4.1. It is expressly agreed, for the removal of doubt, that the Availability Period has ended, except as provided in clause 2.1.2 above, except for Advances contemplated in clause 29 below and except as provided in clause 25 below. The making of an Advance under the Facility pursuant to clause 29 below, shall be subject to compliance with the following conditions (as modified in clause 29 below):

4.1.1. the Borrower shall have delivered to the Banks a Drawdown Request for such Advance, specifying a date for making such Advance, being at least 7 (seven) Business Days after the date of delivery of such Drawdown Request;

4.1.2. the proposed date for the making of such Advance is a Business Day which is or precedes the Termination Date;

4.1.3. no Default has occurred and is continuing and no Default shall occur as a result of the making of such Advance;

4.1.4. the share of the Advance requested from each Bank does not exceed the Available Commitment of that Bank as at the Drawdown Date;

4.1.5. the Borrower shall have delivered to the Banks a certificate, in the form of Schedule 4.1.5 hereto, of the Auditors or the Chief Financial Officer or the Chief Executive Officer of the Borrower confirming the truth and completeness of the representations and warranties set out in clause 14 below (as qualified in Schedule 14.1) and in each Security Document are true and accurate in all material respects on and as at the proposed date for the making of such Advance, provided that updating of Schedule 14.1 as permitted pursuant to clause 14.23 below shall not be grounds for refusal of an Advance, unless: (i) as to the representations and warranties in clauses 14.7 (as to Environmental Authorisations) and 14.9 below, such updating reflects, in the opinion of the Banks, a Material Adverse Effect and/or the Banks are not satisfied that the Borrower is taking the steps necessary to remedy the deviation; (ii) as to the representations and warranties in clause 14.11, such updating reflects, in the opinion of the Banks, a Material Adverse Effect and
            (iii) as to clause 14.19, such updating constitutes a Default; and

4.1.6. the minimum amount of each Advance shall be US $5,000,000 (five million United States Dollars or (euro)5,000,000 (five million Euros) in the event the Advance is requested in Euros and the Banks have agreed to make the Advance in Euros pursuant to clause 32 below) and each Advance shall be a multiple of US $5,000,000 (five million United States Dollars) or (euro)5,000,000 (five million Euros), as the case may be.

4.1.7. the Borrower shall have delivered to the Banks a certificate in the form of Schedule 4.1.7 hereto of the Auditors or the Chief Financial Officer or the Chief Executive Officer or Vice President Finance of the Borrower stating as at a specified date (such date being no earlier than 10 (ten) Business Days before the date of delivery of the Drawdown Request) (in this clause 4.1.7, "the Reference Date"):

4.1.7.1. the aggregate Borrowings (with detailed breakdown), so as to demonstrate compliance with the provisions of clause 15.7.1 below on the Reference Date;

4.1.7.2. all data necessary to demonstrate compliance with the provisions of clause 15.7.2 below on the Reference Date;

4.1.7.3. all data necessary to demonstrate compliance with clause 15.28 below on the Reference Date;

4.1.8.      the Borrower shall have delivered to the Banks:

4.1.8.1. a certificate, in the form of Schedule 4.1.8.1 hereto, from the Auditors or the Chief Financial Officer or Vice President Finance or the Chief Executive Officer of the Borrower confirming compliance with the Financial Undertakings pursuant to clause 15.24 below at the Ratio Determination Date last occurring before the date of delivery of such Drawdown Request, except that with respect to the Financial Undertaking relating to the ratio between EBITDA and Debt Service, such certificate shall confirm compliance (at the said Ratio Determination Date) with the provisions of clause 29.2.1 below, such certificate to be supported by suitable financial statements setting out in detail all data relevant for determination of compliance with the said financial undertakings; and

4.1.8.2. a certificate, in the form of Schedule 4.1.8.2 hereto, from the Auditors or the Chief Financial Officer or Vice President Finance or the Chief Executive Officer of the Borrower confirming that according to the information available to the Borrower, no event has occurred or is likely to occur that would cause the Borrower not to be in compliance with the provisions of the Financial Undertakings pursuant to clause 15.24 and clause 29.2.1 as aforesaid at the next Ratio Determination Date;

4.1.9. the Delayed Conditions Precedent shall have been fulfilled to the Banks' satisfaction.

4.2. Subject to clause 32 below, all Advances made under this Agreement shall be in US Dollars.

4.3. Subject to clause 29 below, on the Termination Date, the aggregate principal amount of all Advances then outstanding shall become one loan, the term of which will terminate on the Final Maturity Date and which will be repayable in accordance with clause 5 below (for the removal of doubt, without derogating from clauses 6 and 7 below).

4.4. Subject to the terms of this Agreement, on the Drawdown Date relating to an Advance, each Bank shall make available the amount of its participation in such Advance in an amount equal to the proportion thereof which its Available Commitment bears to the total Available Commitments at such Drawdown Date.

4.5. All Advances shall be made by transfer of the amount thereof to an account of the Borrower maintained at the main Tel-Aviv branch of the Bank making the Advance.

4.6. No Advances shall be made after the Termination Date and, for the removal of doubt, all Available Commitments as at the Termination Date shall be cancelled.

5.    REPAYMENT

5.1.  Except for the Extended Portion, the Borrower shall repay the Loan in 5
      (five) equal instalments payable on the fourth Interest Payment Date in 2004 and on each Interest Payment Date in 2005, i.e., in 5 (five) instalments of US $7,500,000 (seven million five hundred thousand United States Dollars) payable in equal shares to Bank Leumi and Bank Hapoalim.

5.2. It is agreed, for the removal of doubt, that the Loan, as well as all Interest thereon, shall be repaid in US Dollars (except any portion of the Loan granted in Euros which, as well as Interest thereon, shall be repaid in that currency).

5.3. All repayments as aforesaid shall be made by transfer thereof to each Bank's Facility Account.

5.4. On the Final Maturity Date, the Borrower shall additionally pay to the Banks all other sums then outstanding under the Finance Documents.

5.5. Except as expressly provided in clause 2.1.2 above, the Borrower shall not be entitled to reborrow any amount repaid on account of the Loan.

6.    PREPAYMENT

6.1. The Borrower may, if it has given to the Banks not less than 7 (seven) Business Days' advance written notice to such effect, prepay the Loan (or part thereof) on an Interest Payment Date, provided that the minimum amount of any such prepayment shall be US $5,000,000 (five million United States Dollars) or, in the event the relevant part of the Loan has been made in Euros pursuant to clause 32 below, (euro)5,000,000 (five million Euros). Amounts prepaid as aforesaid shall be applied pro rata on account of settlement of all remaining instalments of the Loan.

6.2. Any notice of prepayment given by the Borrower pursuant to clause 6.1 above shall be irrevocable, shall specify the Interest Payment Date upon which such prepayment is to be made and the amount of such prepayment and shall oblige the Borrower to make such prepayment on such date.

6.3. The Borrower shall not prepay any part of the Loan except in accordance with the aforegoing in this clause 6 and pursuant to clauses 7, 9 and 13 below.

6.4. The Borrower shall not be entitled to reborrow any amount prepaid on account of the Loan.

6.5. In the event that the Borrower makes a prepayment of the Loan or any part thereof pursuant to this clause 6 and shall finance such prepayment by obtaining, directly or indirectly, a credit facility (short-term or long-term), from another bank or financial institution, the Borrower shall pay the Banks a prepayment commission of 0.1% (nought point one percent) per annum on the amount of the prepayment, such commission to be calculated from the date of prepayment until the date such amount would otherwise have become due, having regard to the provisions of the second sentence of clause 6.1 above. At the Banks' request, the Borrower shall provide the Banks with documentation and information to the Banks' satisfaction regarding the source of the funds used by the Borrower to finance any prepayment made.

6.6. All prepayments as aforesaid shall be made by transfer thereof to each Bank's Facility Account.

7.    MANDATORY PREPAYMENT

7.1. All the following amounts shall be applied in mandatory prepayment of the Loan on the first Interest Payment Date after receipt thereof by the Borrower (pro rata on account of settlement of all outstanding instalments of principal due on the Loan):

7.1.1. all proceeds from time to time received under insurance policies, in excess of the amount of US $7,500,000 (seven million five hundred thousand United States Dollars) per occurrence, but excluding: (i) any proceeds received under policies of credit or marine insurance and policies of that kind; (ii) proceeds received under D&O Insurance and Manager's Insurance; and (iii) any proceeds applied in rebuilding or reinstatement operations required as a consequence of the occurrence in respect of which the proceeds were received;

7.1.2.      (a)   in the event of a public offering of shares or other
                  securities in the Borrower for cash consideration, in whole or in part, 20% (twenty percent) of the net cash proceeds of such offering or 10% (ten percent) of the outstanding balance of the Loan on the date the offer is effective, whichever is the higher;

            (b) in the event of a private placement of shares or other securities in the Borrower for cash consideration, in whole or in part, 20% (twenty percent) of the net cash proceeds of such placement; and

7.1.3. all proceeds from time to time received by the Borrower in connection with the nationalisation, expropriation or requisition of any of the Borrower's assets.

7.2. The Borrower shall not be entitled to reborrow any amount mandatorily prepaid in accordance with this clause 7 above.

7.3. Any mandatory prepayment in accordance with this clause 7 above shall be made by transfer of the amount to each Bank's Facility Account.

8.    INTEREST

8.1. The rate of Interest applicable to each of the Advances under the Loan in respect of each Interest Period shall be the rate per annum being the sum of: (i) the percentage per annum agreed in writing, prior to the date hereof or hereafter, between each of the Banks and the Borrower as to that part of the Loan owing to such Bank ("Margin"); and (ii) LIBOR on the Interest Determination Date for such Interest Period ("Interest Rate"), provided that the Margin shall be increased automatically by:

8.1.1. 1% (one percent) per annum in respect of any Interest Period commencing on the day following a Ratio Determination Date with respect to which the ratio of EBITDA to Debt Service shall be 0.8:1 or less (except for any part of such Interest Period in respect of which interest at the rate specified in clause 17.2 below is due); and/or

8.1.2. 2% (two percent) per annum in respect of any Interest Period (or part thereof) during which Borrower is not in compliance with the provisions of clause 15.28 below (except for any part of such Interest Period in respect of which interest at the rate specified in clause 17.2 below is due).

            It is agreed, for the removal of doubt: (a) that the proviso in the previous sentence of this clause 8.1 above shall not derogate from the Banks' rights to other remedies and reliefs on the occurrence of the events giving rise to an increase in the Margin described in (i) and (ii) above ("the Margin-increase events"); (b) that the Margin shall be increased by 2% (two percent) per annum as aforesaid with respect to periods to which both of the Margin-increase events have occurred (and shall not be increased by 3% (three percent) per annum with respect to such periods); and (c) it shall be the duty and obligation of the Borrower to pay Interest with the increased Margin as aforesaid without prior or any notice from the Banks and any Interest not so paid on due date shall itself bear Interest at the rate specified in clause 17 below.

8.2. Interest as aforesaid in clause 8.1 above in respect of Advances under the Loan shall accrue from day to day, from the date the Advance is actually made (or as to the additional Interest due pursuant to the proviso to clause 8.1 above, from the commencement of the period in respect of which such additional Interest is due) and shall be calculated on the basis of the actual number of days elapsed and a 360 (three hundred and sixty) day year.

8.3. Except as otherwise expressly provided herein, all Interest accrued as aforesaid in clause 8.2 above on each Advance shall be paid on each Interest Payment Date (up to and including the Final Maturity Date).

9.    SUBSTITUTE INTEREST RATES

9.1. If and whenever, at any time prior to the commencement of any Interest Period, the Banks shall have determined that:

9.1.1. adequate means do not exist for ascertaining LIBOR during such Interest Period; or

9.1.2. deposits in Dollars are not available to any of the Banks in the London Interbank market in the ordinary course of business in sufficient amounts to fund the relevant Advances for such Interest Period or that LIBOR as determined under this Agreement does not constitute an accurate base for the determination of the cost to any of the Banks of obtaining such deposits, the Banks shall forthwith give notice ("a Determination Notice") of such event to the Borrower (a Determination Notice to contain particulars of the relevant circumstances giving rise to its issue) and, notwithstanding the provisions of clause 8 above, the Banks shall designate an alternative basis ("the Substitute Basis") for the determination of the relevant Interest Rate for such Interest Period. Subject to clause 9.2 below, the Substitute Basis shall be binding upon the Borrower and shall take effect in accordance with its terms from the commencement of the relevant Interest Period.

9.2. Upon receipt of a Determination Notice, the Borrower may prepay the Loan in full, provided written notice of prepayment ("the Prepayment Notice") is given to the Banks by the Borrower no later than 7 (seven) Business Days after receipt of the Determination Notice, such prepayment to be made on the first Interest Payment Date after receipt by the Borrower of the Determination Notice, if received more than 14 (fourteen) Business Days prior to the said Interest Payment Date or otherwise by no later than 7 (seven) Business Days from the date of the Prepayment Notice. The provisions of clause 18 below shall not apply to prepayment pursuant to this clause 9.2.

10.   COMMISSIONS, FEES AND EXPENSES

10.1. Deleted.

10.2. The Borrower shall from time to time pay to the Banks or the Trustee, as the case may be, on demand:

10.2.1. all costs and expenses (including legal fees for external counsel, expert's fees, consultant's fees, fees of other professionals, all whether Israeli or foreign, engaged by the Banks and all reasonable out-of-pocket expenses), incurred by the Banks and out-of-pocket expenses of the Trustee, in connection with the negotiation, preparation, execution and implementation of this Agreement and the other Finance Documents (and any amendments thereto) and the completion of the transactions therein contemplated; and

10.2.2. all expenses (including legal fees and reasonable out-of-pocket expenses) incurred by the Banks (or any of them) or the Trustee in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under, this Agreement or any of the other Finance Documents or otherwise in respect of the monies owing under this Agreement, together with Interest at the rate referred to in clause 17 from the date on which such expenses were incurred to the date of payment (after as well as before judgment).

10.3. The Borrower shall pay all stamp, documentary, registration or other like duties or Taxes (including any duties or Taxes payable by the Banks) imposed on or in connection with this Agreement, the Loan or any of the Finance Documents, such payments to be made within the period required by law or the period required by this Agreement or within the period during which such payment must be made in order to enable the timely performance of other obligations of the Borrower under this Agreement, whichever is the shorter.

10.4.

10.4.1. Without derogating from or limiting the generality of any provision of this clause 10, the Borrower shall pay to the Banks on the Effective Date: (i) all the costs, expenses and fees referred to in clause 10.2.1 above, incurred by the Banks prior to the Effective Date; and (ii) an amount equal to all stamp duties payable in respect of this Agreement and all other Finance Documents executed on or prior to the Effective Date (and not stamped by the Effective
            Date); the Borrower and the Original Subsidiaries hereby authorise the Banks to pay all such stamp duties on behalf of the Borrower to the relevant authorities.

10.4.2. If the Majority Banks shall advise the Borrower in writing at any time after the Effective Date, that amounts are payable in respect of the duties and Taxes referred to in clause 10.3 above (including any Interest, penalty, surcharge or the like due as a consequence of late payment), the Borrower shall pay the said amounts forthwith upon the first written demand of the Majority Banks and, failing that and without derogating from other reliefs and remedies available to the Banks in such event, the Banks shall be entitled (but not obliged) to pay the said amounts on behalf of the Borrower and to debit the accounts of the Borrower with such amounts.

10.5. Nothing in this clause 10 shall be construed as derogating from the obligations of the Borrower to pay the Banks other commissions, fees and reasonable expenses usually payable to banks in connection with banking transactions performed in connection with the Facilities.

10.6. If any amendment to this Agreement is requested, required or agreed by the Borrower in accordance with clause 35 below, then the Borrower shall, on demand of the Banks, reimburse the Banks for all costs and reasonable expenses (including legal fees) incurred by the Banks in responding to or complying with such requests. For the removal of doubt, nothing herein contained shall be construed as implying that the Banks have any obligation whatsoever to agree to any such request for amendment by the Borrower.

10.7. The Borrower shall pay the Trustee (in addition to the amounts payable pursuant to clause 10.2 above), a trustee fee of US $22,000 (twenty-two thousand United States Dollars) per annum plus an additional $2,000 (two thousand United States Dollars) per annum for each Bank (in addition to the Initial Banks) which shall be Secured Parties under any of the Security Documents in such year or any part thereof until the total release and discharge of all security arrangements hereunder or under the Security Documents or otherwise pursuant hereto involving the Trustee and termination of all its functions pursuant to such arrangements and/or in the enforcement thereof. The fee shall be paid each year on or before February 5 in that year, the payments due in 2003 and 2004 having been made.

10.8. All amounts payable pursuant to this clause 10 above shall be paid together with VAT (if any) thereon.

10.9. All sums payable by the Borrower under this clause 10 shall be payable in the currency stated or, in the case of payment of expenses incurred, in the currency in which such sums were incurred by the relevant Bank or the Trustee, as the case may be.

11.   TAXES

11.1. All payments to be made by the Borrower to the Banks shall be made free and clear of and without deduction or withholding for or on account of Tax, unless the Borrower is required by law to make such payment subject to the deduction or withholding of Tax, in which case (save where such deduction or withholding is in respect of income Tax of a Bank and the Borrower shall have delivered to such Bank a receipt as referred to in clause 11.3 below) the sum payable by the Borrower in respect of which such deduction or withholding is required to be made shall be increased, to the extent necessary, to ensure that after the making of the required deduction or withholding, such Bank receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

11.2. If, at any time, the Borrower is required by law to make any deduction or withholding from any sum payable by it hereunder, the Borrower shall, as soon as reasonably practicable, notify the relevant Bank.

11.3. If the Borrower makes any payment hereunder in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the relevant Bank, as soon as reasonably practicable after it has made such payment to the applicable authority, an original receipt (or a certified copy thereof) issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of such payment.

12.   INCREASED COSTS

      If by reason of any change in, or the introduction of, or any change in the interpretation, administration or application by any competent court, authority or organisation in the relevant jurisdiction, of any law, regulation or treaty or in or of any official directive or official request from, or the rules of, any governmental, fiscal, monetary or regulatory (including self-regulatory) authority, organisation or agency including the implementation in any jurisdiction the proposals made by the Basel Committee on Banking Regulations and Supervisory Practices for the international convergence of capital measurements and capital standards (whether or not having the force of law but, if not having the force of law, being a regulation, treaty, official directive, official request or rule which it is the practice of banks in Israel to comply with) after the date of this Agreement which affects the Banks or compliance by any of the Banks with any such change or introduction, including, in each case, those relating to Taxation, reserves, special deposit, cash ratio, liquidity or capital adequacy requirements or other forms of banking, fiscal, monetary or regulatory controls:

12.1. any of the Banks incurs an increased cost as a result of it having entered into and/or performing and/or maintaining and/or funding its obligations under, any Finance Document; or

12.2. any amount receivable by any of the Banks under any Finance Document is reduced (save to the extent matched by a reduction in the cost of providing the Facility) or the effective rate of return to any of the Banks under any Finance Document or on its capital employed for the purpose of this Agreement is reduced; or

12.3. any of the Banks makes any payment or forgoes any Interest or other return on, or calculated by reference to, any amount received or receivable by it from the Borrower under any Finance Document,

      and such increased cost (or the relevant proportion thereof), reduction, payment, forgone Interest or other return is not compensated for by any other provision of this Agreement, then and in each such case:

      (a) such Bank shall notify the Borrower of that event promptly upon it becoming aware of the event, including, in reasonable detail, particulars of the event; and

      (b) within 14 (fourteen) Business Days after receipt by the Borrower of a demand from time to time by such Bank accompanied by a certificate of such Bank specifying the amount of compensation claimed and setting out the calculation of the amount in reasonable detail, the Borrower shall pay to such Bank such amount as shall compensate such Bank for such increased cost, reduction, payment or forgone Interest or other return.

      Nothing in this clause 12 shall oblige such Bank to disclose any confidential information relating to the organisation of its affairs.

13.   ILLEGALITY

      If any change in or the introduction of any law, regulation, treaty or (whether or not having the force of law but, if not having the force of law, being one with which it is the practice of banks in Israel to comply) official directive or rule of any governmental, fiscal, monetary or regulatory authority or agency, having jurisdiction (together in this clause 13, "Laws"), or any change in the interpretation, administration or application of Laws by a final decision of a competent court or the relevant authority or agency or compliance by any of the Banks with any such change or introduction of Laws or change in interpretation, administration or application of Laws, shall make it unlawful or a breach of Laws for such Bank to make available or fund or maintain the Advances or any part of the Loan under this Agreement or to give effect to its obligations and exercise its rights as contemplated by this Agreement, such Bank may, by notice to the Borrower, declare that to the extent necessary, to avoid any such illegality or breach of Laws, its obligations to the Borrower under the Finance Documents shall be terminated forthwith or, if later, on the latest date to which the obligations may remain in effect without causing such Bank to be in breach of Laws, whereupon the Borrower will forthwith, or by such later date as shall be immediately prior to the illegality or breach in question taking effect prepay the Loan together with all Interest and other charges accrued thereon to the date of the prepayment (as well as all amounts payable under clause 18 below and all other amounts payable to such Bank under the Finance Documents).

14.   REPRESENTATIONS AND WARRANTIES

14.1. The Borrower hereby repeats the representations and warranties made by the Borrower in the Original Facility Agreement as of the date they were so made. Further, the Borrower hereby makes the representations and warranties set out in this clause 14 to the Banks, subject to the qualifications set out in Schedule 14.1 hereto. The Borrower acknowledges that the Banks have entered into this Agreement in full reliance on the representations and warranties set out in this clause 14 below (as qualified by Schedule 14.1 hereto as aforesaid).

14.2. The Borrower and each of the Original Subsidiaries is a company limited by shares, duly incorporated and validly existing under the laws of Israel and has the power to own its respective property and assets and carry on its business as it is now being and will be conducted. No event has occurred with respect to it which would constitute an Event of Default under clause 16 below.

14.3. The Borrower and the Original Subsidiaries have the power to enter into and perform the Finance Documents to which it or they are party as well as all transactions to be implemented pursuant thereto and have taken all necessary action to authorise the entry into and performance of those documents and transactions.

14.4. Each Finance Document to which the Borrower or any Original Subsidiary is at any time a party constitutes its legal, valid, binding and enforceable obligations and (without limiting the generality of the aforegoing) each Security Document to which the Borrower or any such Original Subsidiary is a party validly and effectively creates the Encumbrances which that Security Document purports to create or, as the case may be, accurately evidences an Encumbrance which has been validly created.

14.5. The entry into and performance of each Finance Document and each Material Contract by the Borrower and the transactions to be implemented pursuant to the aforegoing do not conflict (as to any Material Contract, in any material respect) with:

14.5.1. any law or regulation or any official or judicial order applicable to the Borrower, or

14.5.2. the Borrower's constitutional documents or any of its resolutions (having current effect), or

14.5.3. any agreement or instrument to which the Borrower is a party or which is binding upon it or on its assets,

      nor will it result in the creation or imposition of any Encumbrance on any of the Borrower's assets (save for any Encumbrance created pursuant to the Security Documents).

      Without limiting the generality of the aforegoing, there is no restriction or prevention, legal or otherwise, on the creation of the Encumbrances to be created pursuant to the Security Documents or, except as may be required or stipulated under mandatory provisions of any law, on the realisation, sale or assignment of any collateral continuing under any such Security Document in the case of an Event of Default or on the application by the Banks of any proceeds of any such realisation or sale.

14.6. No Default has occurred and is continuing which has not been waived.

14.7. All consents, approvals, authorisations, exemptions, concessions, permits and licences and all filings, registrations and agreements with any governmental or other regulatory authority required by any law for or in consequence of the entry into and performance by the Borrower or any Original Subsidiary of and/or the validity of any of the Finance Documents or the transactions to be implemented pursuant to any of the aforegoing ("Authorisations"), have been obtained or effected or will be obtained or effected prior to the date required by law, save for registrations (except for those already made) with the Registrar of Pledges, the Registrar of Lands and the Registrar of Companies in Israel (or with corresponding authorities in other jurisdictions) which the Borrower will procure will be effected within the time provided by law or the time specified herein, whichever is the shorter. Without limiting the generality of the aforegoing, the Borrower, has received and complied with all the Authorisations, if any, listed in Schedule 3.4 hereto (including, to the extent required, all Environmental Licences). All the Authorisations are in full force and effect, the Borrower is in all material respects in compliance with all provisions thereof and the Authorisations are not the subject of any pending, or, to the best of their knowledge, threatened attack or revocation by any competent authority.

14.8. All of the Material Contracts to which the Borrower or any Original Subsidiary is a party are in full force and effect and are legal, valid and binding upon the parties thereto in accordance with their respective terms. The Borrower or the relevant Original Subsidiary has performed, in all material respects, all obligations to be performed on or prior to the Effective Date under each of the Material Contracts to which it is party. No event has occurred which constitutes a material default under or in respect of the Material Contracts to which the Borrower or any Original Subsidiary is a party and the Borrower is not aware of any matter or circumstances which could comprise a cause for the cancellation of, or default under, any of the said Material Contracts. There are no material disputes subsisting between the Borrower or the relevant Original Subsidiary and any other party to any Material Contract and no waivers have been granted by or in favour of the Borrower or the relevant Original Subsidiary pursuant to any term of any Material Contract in any respect which would be reasonably likely to cause a Material Adverse Effect.

14.9. The material properties, material assets, employees, business and operations of the Borrower are insured by policies which are in full force and effect against such risks, casualties and contingencies and of such types and amounts as are reasonable and customary for the size and scope of the Borrower's business. All premiums due and payable for policies held by the Borrower have been duly paid and such policies or extensions, renewals or replacements thereof (on comparable terms to the extent available) in such amounts will be outstanding and in full force and effect without interruption until at least December 31, 2004. The Borrower has not received any notice from any insurer, agent or broker with respect to any pending or threatened terminations or increases in premiums, other than increases contemplated by existing policies and/or in accordance with overall market increases and the consummation of the transactions contemplated by this Agreement will not result in the termination of any such policy, or cause a material increase in any premiums thereunder, pursuant to the express terms of such policy.

14.10. (a)  The Accounts most recently delivered to the Banks under clause 15.4 below have been prepared, save as disclosed in notes to or accompanying those Accounts, in accordance with the provisions of clause 15.6 below and fairly present in all material respects the financial position of the Borrower and the Included Subsidiaries as at the date to which the same were prepared and/or (as appropriate) the results of operations and (in the case of annual Accounts) changes in financial position during the Fiscal Year, subject, in the case of half-yearly and quarterly Accounts, to normal year-end adjustments made in accordance with GAAP.

       (b)  Nothing has occurred since the date of the Accounts referred to in
            (a) above which constitutes a Material Adverse Effect.

14.11. Except as specified in Schedule 14.11 hereto, no litigation, arbitration or administrative or regulatory proceeding or investigation involving liability or potential liability (per proceeding) in excess of US $1,000,000 (one million United States Dollars) for the Borrower or any Original Subsidiary or any other subsidiary wholly-owned by the Borrower (hereinafter, collectively, in this clause 14.11, "Subsidiaries") and for which process, a claim or notice has been served on the Borrower or any Subsidiary is current and, to the Borrower's knowledge, no litigation, arbitration, administrative or regulatory proceeding involving it or any Subsidiary and involving liability or potential liability in excess of US $1,000,000 (one million United States Dollars) (per proceeding) as aforesaid is pending or threatened. In particular, no claims are being asserted against the Borrower or any Subsidiary with respect to Taxes. The Borrower is and all the Subsidiaries are not overdue in the filing of any Tax returns required to be filed by them and the Borrower and all the Subsidiaries have paid all Taxes shown to be due on any Tax returns required to be filed by them or on any assessments made against them for non-payment.

14.12. No Encumbrance exists over any of the Borrower's assets or over the assets of any Original Subsidiary, save for the Encumbrances under the Security Documents and except for the Existing Encumbrances. The maximum Indebtedness secured under each of the Existing Encumbrances is limited to the amounts specified for such Existing Encumbrance in the last column of Schedule 1.1.60 hereto or, for the purpose of clause 4.1.5 above and clause 14.23 below, the said amounts--as increased, if increased--as permitted under clause 15.3 below.

14.13. The Borrower has good title to or valid leases or licences of or is otherwise lawfully entitled to use all material assets necessary to conduct its business as and to the extent conducted by it at such time.

14.14. The Borrower, to its best knowledge, owns or has the legal right to use all the Intellectual Property Rights which are material for the carrying on of its business and, as far as it is aware, the Borrower does not, in carrying on its business, infringe any Intellectual Property Rights of any third party.

14.15. The Borrower has at all times complied in all material respects with all applicable Environmental Laws, which, if not complied with, would have a Material Adverse Effect and, to the best of the knowledge of the Borrower, there is no Environmental Claim pending or threatened against the Borrower.

14.16. The Borrower and the Included Subsidiaries do not have any Borrowings of whatsoever nature, save for: (i) Borrowings as detailed in Schedule 14.16 hereto (or for the purpose of clause 4.1.5 above and clause 14.23 below, the said Borrowings--as increased, if increased--as permitted under clause 15.7 below), which includes Borrowings in respect of or secured by the Existing Encumbrances; and (ii) its obligations under the Finance Documents.

14.17. The documents delivered to the Banks by the Borrower pursuant to clause 3 and under any other provision of the Finance Documents were genuine, or, in the case of copies, were true, complete and accurate copies in all respects of originals which have not been amended, varied, supplemented or superseded in any way.

14.18. The security conferred by the Security Documents constitutes a priority security interest of the type therein described (subject to statutory preferences which may rank ahead of the security created thereunder) over the security assets therein referred to, such assets are not subject to any prior or other Encumbrances and the said security is not liable to be set aside on insolvency of the Borrower or any Original Subsidiary, as the case may be.

14.19. The share capital of the Borrower is owned, as of the date of signature hereof, as shown in Schedule 14.19.

14.20. The Borrower repeats the warranties and representations given in the Veraz Letter and in the Waveinno Letter as of the date they were made.

14.21. Reserved

14.22. The sales turnover of the Foreign Subsidiaries constitutes at least 80% (eighty percent) of the aggregate sales turnover of all Borrower's subsidiaries incorporated outside Israel.

14.23. The representations and warranties set out in this clause 14 shall survive the execution of this Agreement and shall be deemed to be repeated on the Effective Date, on the date of each Drawdown Request and on each Drawdown Date, subject to the qualifications set out in Schedule
       14.1 hereto which may be updated on each such repetition with respect to the representations and warranties given in clause 14.7 (as to Environmental Authorisations) clause 14.9, clause 14.11 and clause 14.19 above, provided that neither the right to update nor the updating itself, as aforesaid, shall be deemed to permit or to constitute acquiescence by the Banks to any Default or Material Adverse Effect or any waiver of any of the rights of the Banks hereunder, including their rights in the event of Default or any Material Adverse Effect.

15.    UNDERTAKINGS

       The Borrower undertakes to the Banks that so long as any sum remains payable to the Banks under any Finance Document:

15.1. The Borrower will comply in all material respects with all applicable laws.

15.2.  The Advances will be used exclusively for the purpose specified in clause
       2.3 above.

15.3.

15.3.1. The Borrower shall not create or permit to subsist and shall procure that no Included Subsidiary shall create or permit to subsist, any Encumbrance on the whole or any part of its assets, business or undertaking, save: (a) for the Encumbrances under the Security Documents, (b) the Existing Encumbrances, provided that the Indebtedness secured by the Existing Encumbrances shall not at any time exceed US $11,000,000 (eleven million United States Dollars) in aggregate; and (c) Encumbrances created as permitted by clauses 15.7.2(b) and 27 below.

15.3.2. Without derogating from the Negative Pledges or clause 15.7 below and in addition thereto, but subject to clause 15.7.2 below, the Borrower shall not obtain a loan or credit facility of any kind from any bank or other financial institution, directly or indirectly, if such loan or credit facility is secured and/or supported, directly or indirectly, by guarantee and/or any other collateral of any kind provided by any Subsidiary.

15.4. The Borrower shall furnish and shall procure that the Excluded Subsidiary shall furnish to each of the Banks:

15.4.1. as soon as practicable (and, in any event, within 90 (ninety) days after the end of each Fiscal Year in the case of consolidated Accounts (including the Exclusion Statement) of the Borrower or 120 (one hundred and twenty) days after the end of each Fiscal Year in the case of the Accounts of the Excluded Subsidiary), the audited annual Accounts of the Borrower (including the Exclusion Statement) and the audited annual Accounts of the Excluded Subsidiary for that Fiscal Year;

15.4.2. as soon as practicable (and, in any event, within 60 (sixty) days after the end of each Quarter of each Fiscal Year in the case of Accounts (including the Exclusion Statement) relating to the Borrower or 90 (ninety) days after the end of each Fiscal Year in the case of the Accounts of the Excluded Subsidiary), the unaudited, reviewed Accounts (including the Exclusion Statement) of the Borrower and the unaudited reviewed Accounts of the Excluded Subsidiary for that Quarter (or with respect to the second Quarter, for the relevant half-year or, with respect to the third Quarter, for the relevant 9 (nine) months) and also the consolidated, unaudited reviewed separate financial statements relating to the Borrower, for that Quarter (or half-year or 9 (nine) months, as applicable), if such Accounts are prepared; and

15.4.3. at the same time as the Accounts (including the Exclusion Statement) are delivered pursuant to clauses 15.4.1 or 15.4.2 above, a certificate (in the form of the Compliance Certificate--form I attached as Schedule 15.4.3(A)) signed by the Chief Executive Officer, Chief Financial Officer, either of their deputies or the Controller or Auditor of the Borrower: (a) certifying that the relevant Accounts were prepared in accordance with GAAP, consistently applied, unless the Accounts contain a certification to that effect by the Auditors and that the relevant Accounts of HETC were prepared in accordance with the requirements of its jurisdiction of incorporation and the format attached as Schedule 15.4.3(B) hereto; (b) certifying the amount of the Cash Balance for the purpose of clause 15.28 below at the end of the Fiscal Year or the Quarter to which the said Accounts relate, such certificate to be supported by suitable documentation setting out in detail all data relevant for determination of the Cash Balance as aforesaid and to include express confirmation that all assets included in Cash Balance were not subject to a specific right of set-off; (c) certifying that the Financial Undertakings specified in clause 15.24 below have been fulfilled, having regard to the period to which the Accounts relate and/or as of the date ending that period (to the extent applicable for such period and/or as of such date), or if not, in what respect and to what extent the said financial undertakings have not been fulfilled, such certificate to be supported by suitable financial statements setting out in detail all data relevant for determination of compliance with the Financial Undertakings; (d) specifying the current shareholders holding over 5% (five percent) of the issued and outstanding share capital in the Borrower and certifying that no Change of Ownership has occurred in the Borrower; and (e) specifying that no Default has occurred and is continuing, or, if a Default has occurred and is continuing, specifying the Default and the steps, if any, being taken to remedy it.

15.5. The Borrower shall furnish to each of the Banks:

15.5.1. promptly, all notices, reports or other documents required by law to be dispatched by the Borrower to its shareholders generally (or any class of them) or to holders of any other securities in the Borrower and all notices, reports or other documents relating to the financial difficulties or debt obligations of the Borrower dispatched by or on behalf of the Borrower to its creditors generally or to any class of its creditors;

15.5.2.     (a)   as soon as the same are instituted or, to the Borrower's
                  knowledge, threatened, details of any litigation, arbitration or administrative proceedings involving it which, if adversely determined, would have a Material Adverse Effect; and

            (b) promptly, on issue thereof, a copy of the quarterly statement of pending claims issued by the legal advisor to the Borrower;

15.5.3. promptly, such further information regarding the Borrower's financial condition, business and assets (including any requested amplification or explanation of any item in any Accounts, forecasts, projection or other material provided by the Borrower hereunder) as the Banks may reasonably request from time to time, unless disclosure of such information to the Banks shall contravene NASDAQ regulations applicable to the Borrower or which would be applicable to the Borrower if it were a US entity, provided that if such otherwise contravening disclosure would be permissible against an undertaking by the Banks to maintain in confidence and/or not to use the information disclosed in connection with the trading of shares on NASDAQ, such disclosure shall be made against such undertaking;

15.5.4. without derogating from clause 15.11 below, promptly, upon being notified of the same, details of the occurrence of a Change of Ownership or details of any proposed Change of Ownership of which the Borrower is aware;

15.5.5. promptly, on request, certificates (in the form of the Compliance Certificate--form II attached as Schedule 15.5.5) as to compliance by the Borrower and/or any Original Subsidiary with the Finance Documents, Security Documents and Material Contracts and as to the absence of any Default thereunder;

15.5.6. promptly, notice of any Default and the steps being taken to remedy same;

15.5.7. commencing on June 30, 2001 and every 6 (six) months thereafter, details of any Material Contracts entered into during such six-monthly period;

15.5.8. without derogating from any other provisions hereof, promptly, notice of non-performance or cancellation of any Material Contracts or any other contracts to which the Borrower is party, if--as to such other contracts--such non-performance and/or cancellation would constitute a Material Adverse Effect; and

15.5.9.     promptly, notice of any Material Adverse Effect.

15.6.             The Borrower will ensure that:

15.6.1. the annual Accounts and the annual Accounts of any Excluded Subsidiary incorporated in Israel to be delivered to the Banks pursuant to clause 15.4 above are audited by KPMG Somekh Chaikin or another leading firm of independent Israeli auditors affiliated to one of the big four internationally recognised firms of auditors;

15.6.2. the Borrower and the Included Subsidiaries shall at all times have duly appointed auditors;

15.6.3. unless otherwise required by GAAP, the Borrower and the Included Subsidiaries will not change their financial year-end without the prior written consent of the Banks;

15.6.4. all Accounts (including the consolidated financial statements) shall be prepared in accordance with GAAP (consistently applied) or shall indicate in notes to or accompanying such Accounts (including the consolidated financial statements) any material departures from GAAP;

15.6.5. each set of Accounts (including the consolidated financial statements) delivered to the Banks is prepared on substantially the same basis as was used in the preparation of the Accounts (including the consolidated financial statements) previously delivered to the Banks;

15.6.6. in the event that any Accounts (including the consolidated financial statements) are delivered which are not prepared on a substantially consistent basis to Accounts (including the consolidated financial statements) previously delivered hereunder, such Accounts (including the consolidated financial statements) are accompanied by an explanation of any changes to the accounting basis used;

15.6.7. all Accounts (including the consolidated financial statements) shall fairly present in all material respects (subject to adjustments which fall to be made at the end of the financial year in accordance with GAAP), the financial position and results of operations of the Borrower and of the Included Subsidiaries, as at the end of and for the Accounting Period to which they relate;

15.6.8. copies of all notices, reports, financial statements and all other documents to be furnished by the Borrower to the Banks under this Agreement or under any other Finance Document shall be delivered to each of the Banks; and

15.6.9. the annual and quarterly consolidated Accounts of the Borrower shall include, at least, the Borrower and all Original Subsidiaries.

15.7.

15.7.1. Without derogating from the Negative Pledges, the Borrower will procure: (a) that the Borrower and the Included Subsidiaries will not have or incur in aggregate Borrowings in excess of, US $400,000,000 (four hundred million United States Dollars) in aggregate (including the Loan and Additional Credit Facilities) of which no more than US $250,000,000 (two hundred and fifty million United States Dollars) shall constitute cash credit facilities (including the Loan and Cash Credit Facilities) from any banks, financial institutions or other sources. It is expressly agreed, for the removal of doubt, that the Banks shall have no duty to monitor compliance with this clause 15.7.1 and the making of any Advance hereunder by any Bank or the provision by any Bank of Additional Credit Facilities, whether or not it has the effect of causing non-compliance with the provisions hereof, shall not be deemed agreement by any Bank to such non-compliance or a waiver of the Banks' right to compliance with such obligation by the Borrower.

15.7.2.     The Borrower will procure that

            (a) the total Borrowings from all banks and financial institutions at any time of each Foreign Subsidiary shall not exceed US $5,000,000 (five million United States Dollars); and

            (b) the total amount secured at any time by the pledge of assets of the Foreign Subsidiaries (taking all the Foreign Subsidiaries together) shall not exceed US $7,500,000 (seven million five hundred thousand United States Dollars).

15.7.3. At the request of any Bank from time to time, the Borrower will provide the requesting Bank with written confirmation of the amounts of the Borrowings and of the value of the assets pledged by the Foreign Subsidiaries, so as to verify compliance with the limits specified in clauses 15.7.2(a) and (b) above.

15.8. The Borrower will deliver to the Banks, within 60 (sixty) days of the end of each Quarter during this Agreement, a certificate in the form of Compliance Certificate form III attached as Schedule 15.8 from the Chief Financial Officer of the Borrower confirming compliance with the provisions of clause 15.7 above.

15.9. Without derogating from the provisions of the Security Documents or from the securities provided thereunder, the Borrower undertakes that its obligations under or pursuant to this Agreement rank and will at all times rank at least pari passu in right and priority of payment and in priority of security with all its other present and future unsecured and unsubordinated obligations, other than obligations which are mandatorily preferred by law applying to companies generally.

15.10. The Borrower shall not make any Distribution and shall procure that no Included Subsidiary shall make or resolve to make any Distribution (including any dividend or other similar payment (in cash or in kind) on or in respect of any share capital or equivalent of the Included Subsidiary), except to the Borrower and to any other shareholder(s) in the Included Subsidiary making the Distribution.

15.11. (a)  The Borrower shall procure that there will be no Change in Ownership in the Borrower, save with the prior written consent of the Banks.

       (b) Without derogating from clause 15.11(a) above, the Borrower undertakes that, without the Majority Banks' consent which may be granted, or granted subject to conditions or refused in the discretion of the Majority Banks: (i) it shall not issue any shares or other securities or rights realisable into any shares; (ii) it shall not transfer any shares or other rights realisable into shares in any Original Subsidiary; and (iii) it shall procure that none of the Original Subsidiaries shall issue any shares or other securities or rights realisable into shares, whether by way of public offer, private placement or otherwise (any issue or transfer pursuant to subparagraphs (i), (ii) and (iii) above, collectively, hereinafter an "issue"), unless:

            (1)   the issue is for fair market value;

            (2) the Banks shall, not later than 1 (one) month (and not earlier than 3 (three) months) prior to the making of such issue, have received notice of the Borrower's or the Original Subsidiary's intention to make such issue);

            (3) the Banks shall have received all information that they have requested relating to such issue; and

            (4) if the consideration for such issue shall not be in cash, in whole or in part, the Banks shall have given their prior written approval to the terms and conditions of such issue;

                  provided that the provisions of this clause 15.11(b) shall not prevent the Borrower from issuing shares pursuant to any new or existing incentive option schemes or any other similar arrangements.

15.12. The Borrower will:

15.12.1. make such registrations and pay such fees and similar amounts as are necessary to keep those registered Intellectual Property Rights owned by the Borrower: (a) which are material to the business of the Borrower; or (b) except to the extent such registration or payment is not warranted in the Borrower's commercial judgment, reasonably exercised, over which the Banks have been granted security pursuant to the Security Documents (if any), in force and to record its interest in those Intellectual Property Rights;

15.12.2. take such steps as are necessary and commercially reasonable (including the institution of legal proceedings) to prevent third parties infringing those Intellectual Property Rights referred to in clause 15.12.1 above and (without prejudice to clause 15.12.1 above) take such other steps as are reasonably practicable to maintain and preserve its interests in those rights;

15.12.3. promptly upon being required to do so by the Banks, comply with all proper instructions of the Banks which the Banks are entitled to give (if any) under the Security Documents in respect of its Intellectual Property Rights referred to in clause 15.12.2 above;

15.12.4. not sell, transfer, lease, license on an exclusive basis or otherwise dispose of all or any part of its interest in any of the Intellectual Property Rights referred to in clause 15.12.1 above (whether in a single transaction or in a series of transactions whether related or not and whether voluntary or involuntary), save for any transaction in respect of those rights for fair market value and in the ordinary course of business and which do not, or are not reasonably likely to, have a Material Adverse Effect; and

15.12.5. not permit, other than in the reasonable exercise of the Borrower's commercial judgment, any registration of any of the Intellectual Property Rights referred to in clause 15.12.1 above to be abandoned, cancelled or lapsed or to be liable to any claim of abandonment for non-use or otherwise.

15.13. The Borrower will: (i) obtain all requisite Environmental Licences; (ii) comply in all material respects with the terms and conditions of all Environmental Licences applicable to it; (iii) comply in all material respects with all other applicable Environmental Laws; (iv) use its best endeavours to prevent any Environmental Contamination; and (v) remedy all Environment damage caused by it or them.

15.14.

15.14.1. The Borrower will insure and keep insured all the properties and assets of the Borrower, with reputable insurance companies or underwriters, to such extent, at such times and against such risks, as shall be commercially reasonable.

15.14.2. The Borrower will promptly after becoming aware of the relevant requirement, effect and maintain all insurances required by the terms of any applicable law or any contract binding on it.

15.14.3. At the Banks' reasonable request from time to time, the Borrower shall provide the Banks, promptly following such request, with copies of all insurance policies held by the Borrower and any Included Subsidiary at such time.

15.14.4. The Borrower shall promptly notify the Banks of any insurance claim where the amount of such claim exceeds US $1,000,000 (one million United States Dollars) (or its equivalent, on the date on which the claim is made, in the currency in which such claim is made).

15.15. The Borrower will not enter into any merger or consolidation or transfer its business or part thereof.

15.16. The Borrower will obtain every Authorisation required to conduct its business or perform this Agreement and will use its best efforts to ensure that: (i) none of the Authorisations is revoked, cancelled, suspended, withdrawn, terminated, expires or is not renewed or otherwise ceases to be in full force and effect; and (ii) no Authorisation is modified and that it does not commit any breach of the terms or conditions of any Authorisation.

15.17. (a)  The Borrower shall comply in all material respects with the terms of each of the Material Contracts.

       (b) The Borrower shall not without the prior written consent of the Banks, amend, cancel, supplement, supersede or waive any term of a Material Contract, if such action would have a Material Adverse Effect.

       (c) The Borrower shall take all reasonable action necessary to perfect, preserve and enforce all of its material rights under the Material Contracts.

15.18. (a)  If the Borrower wishes to change its auditors, the Borrower will notify the Banks as to the reasons for any such proposed change and if the Banks so request, will instruct the audit partner of each of the outgoing firm of auditors and the replacement firm of auditors to discuss the financial position of the Borrower with the Banks.

       (b) The Borrower will authorise the auditors to discuss the Borrower's financial position with the Banks on the Banks' reasonable request, at the expense of the Borrower.

15.19. The Borrower shall not: (i) acquire, without the prior written consent of the Banks (by subscription or otherwise), any shares or equity-related securities in any other entity at an aggregate cost in excess of US $30,000,000 (thirty million United States Dollars) in any Fiscal Year (such aggregate cost not to include more than US $15,000,000 (fifteen million United States Dollars in cash); and/or (ii) expend more than US $2,000,000 (two million United States Dollars) (by way of investment in equity or provision of loans or guarantees) in any Financial Year in the acquisition and/or establishment of any entity controlled by the Borrower upon its acquisition or establishment, other than any such entity, which upon its acquisition or establishment (as the case may be) as aforesaid is, and remains other than with the prior written consent of the Banks, a wholly-owned subsidiary of the Borrower. "Control" in this clause 15.19 means the holding of more than 50% of the issued share capital and/or voting rights in the controlled entity and/or the ability to appoint the majority of the directors of the controlled entity.

15.20. The Borrower shall permit any professional adviser to the Banks or representative of the Banks to have access to books, records, accounts, documents, computer programmes, data or other information in the possession of or available to it subject to any reasonable confidentiality undertaking required by it and to take such copies as may be considered appropriate by such representative or professional adviser acting reasonably.

15.21. The Borrower will procure that the Borrower and the Included Subsidiaries, taken together, will not acquire any Fixed Assets, save for: (a) Fixed Assets needed for maintenance; and (b) other Fixed Assets, the aggregate amount of which does not exceed US $60,000,000 (sixty million United States Dollars) in any Fiscal Year.

15.22. The Borrower will not make any loans or give any credit save for: (a) normal employee loans; (b) customer credit customary in the industry which is given in the ordinary course of business; (c) customary advances to suppliers; and (d) the loan to be secured by the Veraz Loan Pledge and Assignment (provided that instrument has been duly executed to the satisfaction of the Banks), except that the Borrower may make loans to the Included Subsidiaries of a portion of any part of the Loan advanced to the Borrower hereunder.

15.23. The Borrower shall not amend its Articles of Association or other documents of incorporation in any respect materially adverse to the interests of the Banks without the prior written consent of the Banks.

15.24. The Borrower confirms and undertakes that as of the Ratio Determination Date at the end of the Second Quarter in 2003 and at all times during the term of this Agreement, the Borrower and the Included Subsidiaries, taken together on a consolidated basis, have complied and will comply with the financial undertakings, calculated by reference to the Accounts, set out below (herein "the Financial Undertakings"):

15.24.1. the ratio of Tangible Equity to Total Liabilities shall continue to be no less than 1:1;

15.24.2. for the year 2003, there shall be no minimum requirement for the ratio of EBITDA to Debt Service;

15.24.3. for the first, second and third Quarters in the year 2004, the ratio of EBITDA to Debt Service shall be no less than 1:1, 1.1:1 and 1.15:1, respectively. For each Quarter thereafter (i.e., commencing the fourth Quarter of the year 2004), the ratio of EBITDA to Debt Service shall be no less than 1.2:1;

15.24.4. for the year 2003, there shall be no minimum requirement for the ratio of EBITDA to Borrowings. Thereafter, on every Ratio Determination Date, the ratio of EBITDA to Borrowings shall be no less than 1:5;

15.24.5. the ratio of Current Assets to Current Liabilities on each Ratio Determination Date shall be no less than 1.5:1;

15.24.6. for the year 2003 and the first three quarters of 2004, the Borrower and the Included Subsidiaries shall maintain a positive quarterly cash flow (on an accumulated basis commencing 1 January 2003) from operations, provided that failure to do so during the year 2004 shall not constitute a Default if the following condition is fulfilled on the relevant Ratio Determination Date:

                  The ratio of A:B shall be at least 1.7:1, where:

                        A is the total of cash, cash equivalents, short term investments, inventories and trade receivables; and

                        B is the total of short term credit (excluding current maturity of long term debt from banks) plus trade payables.

15.25. The Borrower undertakes that it shall not sell or otherwise dispose of any material assets, except:

       (a) in the ordinary course of its business or, otherwise, for fair market value;

       (b) as permitted in clause 15.11(b) (which shall govern the subject-matter thereof exclusively);

       (c) as to the assets listed in Schedule 15.25, sale of such assets not resulting in a Material Adverse Effect for cash consideration for fair market value not exceeding, in aggregate, US $5,000,000 (five million United States Dollars); or

       (d) as to other assets not being assets listed in Schedule 15.25, sale of such assets not resulting in a Material Adverse Effect for cash consideration for fair market value not exceeding, in any Fiscal Year, US $5,000,000 (five million United States Dollars).

15.26. Deleted

15.27. The Borrower will obtain and submit to the Banks valuations including a securities schedule (nispach bitchonot) in customary format and otherwise in form and of scope satisfactory to the Banks by a licensed land valuer acceptable to the Banks of all the land and rights in land which are the subject of the Mortgages, such valuations to be provided by no later than July 2004. The fees and expenses of the land valuer shall be borne by the Borrower.

15.28. The Borrower shall at all times maintain a Cash Balance in an aggregate amount of at least: (i) US $15,000,000 (fifteen million United States Dollars) plus the amount equal to the aggregate of all cash credit facilities owing by the Borrower and the Included Subsidiaries (including the Loan and all Cash Credit Facilities); or (ii) 150% (one hundred and fifty percent) of the amount equal to the aggregate of all cash credit facilities owing by the Borrower and the Included Subsidiaries (including the Loan and all Cash Credit Facilities), whichever of (i) and (ii) is the lower. At its own initiative or at the request of the Majority Banks from time to time, the Borrower shall cause the Chief Financial Officer of the Borrower to provide the Borrower with an up-to-date version of the certificate to be provided pursuant to clause 15.4.3(b) above. Further, the Borrower shall advise the Banks by notice in writing forthwith upon the Borrower ceasing to be in compliance with the aforegoing provisions of this clause 15.28. The provisions of the previous sentence shall not derogate from the Banks' rights to other remedies and reliefs in the event of breach by the Borrower of its obligations pursuant to this clause 15.28 above.

15.29. The Borrower will provide the Banks with immediate written reports on the occurrence of any event making it likely that a demand will be on any Bank with respect to any Off Balance-Sheet Item issued by such Bank and shall provide the Banks with all additional information relating to such matter as the Borrower shall receive and/or as the Banks shall request, from time to time.

16.    DEFAULT

16.1. Each of the events set out in clause 16.2 to clause 16.17 is an Event of Default (whether or not caused by any reason outside the control of the Borrower or of any other person).

16.2. The Borrower does not pay on the due date any amount of principal or Interest on the Loan payable by it under any Finance Document at the place designated and in the funds expressed to be payable or the Borrower does not pay within 3 (three) days of the due date any other amount payable by it under any Finance Document at the place designated and in the funds expressed to be payable.

16.3.  (a)  There is any breach of the provisions of any of clause 2.3, clause 3
            (with respect to actions specified therein and permitted (if any) to be performed after the Effective Date), clauses 10.4, 15.2, 15.3, 15.5.4, 15.7, 15.9, 15.10, 15.11, 15.15, 15.19 or 15.21- 15.29
            (inclusive).

       (b) The Borrower or any Original Subsidiary or any Foreign Subsidiary fails to comply with any undertaking or obligation contained in any Finance Document (other than an undertaking referred to in (a) above in respect of which there shall be no cure period) and/or of any undertaking or obligation contained in any document, including standard terms and conditions, signed by the Borrower or any Included Subsidiary, in connection with the provision of any Credit Facilities and, if such default is capable of remedy within such period, within 14 (fourteen) days after the earlier of the party in breach becoming aware of such default and receipt by such party of written notice from the Banks requiring the default to be remedied, the said party shall have failed to cure such default. For the removal of doubt, this clause 16.3 shall not be construed as derogating from any other provision of this clause 16 and, without limiting the generality of the aforegoing, the 14 (fourteen) day cure period specified in this clause 16.3 above shall be applicable only with respect to defaults specified in this clause 16.3(b) and not to any other provision of this clause 16.

16.4. Any representation or warranty made or repeated by or on behalf of the Borrower in any Finance Document, or in any certificate or statement delivered by or on behalf of the Borrower or under any Finance Document is incorrect or misleading in any material respect when made or deemed to be made or repeated.

16.5. Any of the Finance Documents shall cease to be in full force and effect in any respect or shall cease to constitute the legal, valid, binding and enforceable obligation of the Borrower or the relevant Subsidiary or in the case of any Security Document, fail to provide effective perfected security in favour of the Banks over the assets over which security is intended to be given by that Security Document.

16.6. The Borrower is unable to pay its debts, including its debts to any other bank or financial institution, as they fall due or admits inability to pay its debts as they fall due, commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its Indebtedness or makes a general assignment for the benefit of or a composition with its creditors.

16.7. The Borrower takes any corporate action or other steps are taken or legal proceedings are started or are consented to or any order is made for its winding-up, liquidation, bankruptcy, dissolution, administration or re-organisation (or for the suspension of payments generally or any process giving protection against creditors) or for the appointment of a liquidator, receiver, administrator, administrative receiver or similar officer of it or of all or any part of its revenues or assets or such a person is appointed, which action, steps, proceedings or order are not cancelled or withdrawn within 60 (sixty) days of the occurrence or institution thereof.

16.8. Any distress, execution, attachment, sequestration or other process arising out of any claim by any third party against the Borrower, save where: (a) the Borrower is in good faith on reasonable grounds, contesting the distress, execution, attachment, sequestration or other process by appropriate proceedings diligently pursued; (b) the Banks are satisfied that the ability of the Borrower to comply with its respective obligations under the Finance Documents will not be adversely affected whilst such distress, execution, attachment, sequestration or other process is being so contested; and (c) such process as aforesaid is cancelled or withdrawn not later than 45 (forty-five) days after the institution thereof.

16.9. The Borrower fails to comply with any material undertaking or obligation contained in any Material Contract and, if such default is capable of remedy under the terms of such Material Contract and failure to remedy could reasonably result in a Material Adverse Effect, the Borrower shall have failed to cure such default within the time provided therefor in such Material Contract.

16.10. The Material Contracts specified in Schedule 16.10 hereto shall cease to be in full force and effect or shall cease to be legal, valid and binding upon the parties thereto and such cessation is likely to have a Material Adverse Effect; or (b) any change having a Material Adverse Effect is made to the terms of any of such Material Contracts, without the prior written consent of the Banks.

16.11. By or under the authority of the government of Israel or any other competent Israeli authority any law is introduced after the date hereof imposing restrictions on the free exchange of NIS for Dollars or Euro or of Dollars or Euro for NIS and such restriction is likely to prevent the due and timely performance of the Borrower's obligations under this Agreement.

16.12. There is instituted or commenced any litigation, dispute, arbitration, administrative, regulatory or other proceedings or enquiry concerning or involving the Borrower which is likely to have a Material Adverse Effect.

16.13. (a)  Any Authorisation necessary for the Borrower to comply with its obligations under the Finance Documents or under any of the Material
            Contracts:

            (i) is not obtained or is surrendered, terminated, withdrawn, suspended, cancelled or revoked or does not remain in full force and effect or otherwise expires and is not renewed prior to its expiry (in each case, without replacement by permits, consents or authorisations, as applicable, having equivalent effect); or

            (ii)  is modified in any material respect or breached.

       (b) The Borrower becomes aware of any event which is reasonably likely to give rise to the revocation, termination, cancellation or suspension of the Authorisations or any of them (without replacement) and the Borrower is unable to demonstrate to the reasonable satisfaction of the Banks within 30 (thirty) days of such event occurring that such revocation, termination, cancellation or suspension will not occur.

16.14. Any event or series of events occur which, in the reasonable opinion of the Majority Banks is likely to have a Material Adverse Effect, including, any material adverse change in the business or financial condition of the Borrower or on the ability of the Borrower to perform its obligations under the Finance Documents or under the Material Contracts.

16.15. Any material insurance policy to be obtained by the Borrower pursuant to the provisions hereof and obtained is cancelled and not restored within 60 (sixty) days of such cancellation and before any material damage insured thereunder has occurred.

16.16. Any government or governmental authority: (a) nationalises, seizes or expropriates all or any substantial or material part of the assets of the Borrower, or its share capital; or (b) assumes custody or control of such assets, or of the business or operations of the Borrower, or of its share capital; or (c) takes any action for the dissolution of the Borrower, or
       (d) takes any action that would prevent the Borrower or its officers from carrying on its business or operations or a substantial or material part thereof.

16.17. It is or becomes unlawful for the Borrower to perform: (i) any of its obligations under the Finance Documents; or (ii) any of its material obligations under any of the Material Contracts, if such non-performance of such obligation under a Material Contract would have a Material Adverse Effect.

16.18. Upon the occurrence of an Event of Default and at any time thereafter while the same is continuing, the Banks may, by notice to the Borrower:

16.18.1.    declare that an Event of Default has occurred; and/or

16.18.2. declare that the Loan together with all Interest accrued on the Loan and all other amounts (including amounts due under clause 18 below, to the extent applicable) payable by the Borrower under the Finance Documents from time to time, shall thenceforth be repayable on demand being made by the Banks (and in the event of any such demand, the Loan, such Interest and such other amounts shall be immediately due and payable); and/or

16.18.3. declare the Loan immediately due and payable, whereupon it shall become immediately due and payable, together with all Interest accrued on the Loan (or part thereof as aforesaid) and all other amounts payable by the Borrower or under the Finance Documents (including, amounts due under clause 18, to the extent applicable).

16.19. If, pursuant to clause 16.18.2 the Banks declare the Loan (or part thereof as aforesaid) to be due and payable on demand then, and at any time thereafter so long as any Event of Default is continuing or has not been waived, the Banks may by written notice to the Borrower require repayment of the Loan (or part thereof as aforesaid) on such date as the Banks may specify in such notice (whereupon the same shall become due and payable on such date together with accrued Interest thereon and any other sums then owed by the Borrower hereunder) or withdraw such declaration with effect from such date as they may specify in such notice.

16.20. In the event of acceleration of the Loan (or part thereof as aforesaid) pursuant to clauses 16.18.3 or 16.19 above, then, without derogating from any other remedies or relief available to the Banks under law or under any of the Finance Documents, the Banks shall be entitled to take all steps as they deem fit in order to collect all sums owed by the Borrower to the Banks, including, to realise all or any of the assets secured under the Security Documents, all at the expense of the Borrower and to utilise the sums received to repay in part or in full all amounts owed by the Borrower hereunder.

16.21. The Borrower shall indemnify the Banks against any losses, charges or expenses which the Banks may sustain or incur as a consequence of:

16.21.1.    the occurrence of any Event of Default or Default; or

16.21.2. the operation of clauses 16.18, 16.19 or 16.20 above, including, any losses, charges or expenses on account of funds acquired, contracted for or utilised to fund any amount payable under this Agreement or any amount repaid or prepaid. A certificate of the relevant Bank as to the amount of any such loss or expense shall be prima facie evidence in the absence of manifest error.

17.    DEFAULT INTEREST

17.1. If any sum due and payable by the Borrower hereunder (including any amount becoming payable pursuant to the provisions of clauses 16.18 and/or 16.19 above) is not paid on the due date therefor in accordance with the provisions of this Agreement ("unpaid sum"), the period beginning on such due date and ending on the date upon which the obligation of the Borrower to pay the unpaid sum is discharged, shall be divided into successive periods, each of which (other than the first) shall start on the last day of such preceding period and the duration of each of which shall (except as otherwise provided in this clause 17) be selected by the Banks (such periods selected as aforesaid "Interest Periods").

17.2. During each such Interest Period as is mentioned in clause 17.1 above, an unpaid sum shall bear Interest at the rate per annum which is the sum from time to time of: (a) 3% (three percent); (b) the Margin; and (c) LIBOR on the Interest Determination Date for such Interest Period, provided that, if, for any such Interest Period LIBOR cannot be determined, the rate of Interest applicable to such unpaid sum shall be the rate per annum which is the sum of: (i) 3% (three percent); (ii) the Margin; and (iii) a rate certified by the Banks in accordance with clause 9 above.

17.3. Any Interest which shall have accrued under clause 17.2 above in respect of an unpaid sum shall accrue from day to day from the commencement of the period in which such Interest is due, shall be calculated on the basis of the actual number of days elapsed and a 360 (three hundred and sixty) day year and shall be due and payable and shall be paid by the Borrower at the end of the period by reference to which it is calculated or on such other dates as the Banks may specify by written notice to the Borrower.

18.    BROKEN FUNDING INDEMNITY

       Except as otherwise expressly provided herein, if any Bank receives or recovers all or any part of the Loan otherwise than on the scheduled date of repayment of such amount relating to the Loan, the Borrower shall pay to such Bank an amount equal to the amount (if any) by which: (i) the additional amount of Interest which would, in accordance with the terms of this Agreement, have been payable on the amount so received or recovered had it been received or recovered on the relevant Interest Payment Date exceeds (ii) the amount of Interest which, in the reasonable opinion of such Bank, would have been payable to such Bank on the last day of such Interest Period in respect of a deposit in Dollars, of an amount equal to the amount so received or recovered, had such an amount been placed by it with a prime bank in London for a period starting on the date of such receipt or recovery and ending on the relevant Interest Payment Date.

19.    PAYMENTS

       All payments to be made by the Borrower to the Banks under this Agreement shall be made in same day funds. All payments required to be made by the Borrower under the Finance Documents shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of, and without any deduction for or on account of, any set-off or counterclaim.

20.    SET-OFF

20.1. Each Bank may (but shall not be obliged to) set-off against any obligation of the Borrower due and payable by it to or for the account of such Bank under this Agreement and not paid on the due date or within any applicable grace period, any moneys held by such Bank for the account of the Borrower at any office of such Bank anywhere and in any currency, whether or not matured. For that purpose, such Bank may: (i) break or alter the amounts of all or any deposit of the Borrower; or (ii) effect such currency exchanges as are appropriate to implement the set-off and any usual charges in relation to such currency exchanges shall be paid by the Borrower and such Bank shall not be liable to the Borrower for any penalties, losses or other damage resulting from any such breakage, alteration or currency exchange. The Banks shall give notice to the Borrower of any such set-off on or prior to the date of making such set-off.

20.2. Each Bank shall be entitled (but not obliged): (i) to debit any of the Borrower's accounts at such Bank with any amount needed to pay any amount payable by the Borrower to such Bank under this Agreement and whether such amount is credited or overdrawn or will become overdrawn as a result of such debiting; and (ii) to credit any amount received from the Borrower or for its account to such account of the Borrower at such Bank as it deems fit. The Borrower shall be notified of any action taken pursuant to this clause 20.2 in the manner in which the crediting or debiting of an account is usually notified by each Bank to its clients.

21.    APPLICATION OF PAYMENTS

21.1. If any Bank receives a payment insufficient to discharge all the amounts then due and payable by the Borrower to it under the Finance Documents, such Bank shall apply that payment towards the obligations of the Borrower under the Finance Documents in the following order or in such other order as such Bank may deem fit:

21.1.1. firstly, in or towards payment of any unpaid fees, costs and expenses of such Bank or any Receiver (as defined in any Security Document) under the Finance Documents; and

21.1.2. secondly, in or towards payment of any other amount due to such Bank but unpaid under this Agreement or any other Finance Document, other than principal (including, Interest, damages, commissions, fees, broken funding indemnity fees and all other costs), the above in such order as such Bank deems fit; and

21.1.3. thirdly, in or towards payment to such Bank on account of the principal of the Loan.

21.2. If, notwithstanding the obligations of the Borrower under this Agreement (and without derogating from such obligations), any sum is received by any Banks in a currency ("the first currency") other than the currency ("the second currency") in which the relevant amount is to be paid pursuant to the provisions of this Agreement, then such sum shall be converted into the second currency at the buying rate of the second currency in the first currency prevailing at such Bank at the close of business on the date of receipt thereof.

22.    CALCULATIONS AND EVIDENCE OF DEBT

22.1. Each Bank shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to it hereunder.

22.2. In any legal action or proceeding arising out of or in connection with this Agreement the entries made in the accounts maintained pursuant to clause 22.1 above shall, in the absence of manifest or proven error, be prima facie evidence of the existence and amounts of the specified obligations of the Borrower.

22.3. A certificate of a Bank as to: (a) the amount by which a sum payable to it hereunder is to be increased under clause 11.1; or (b) the amount for the time being required to indemnify it against any such cost, payment or liability as is mentioned in clause 12 above shall, in the absence of manifest or proven error, be prima facie evidence of the existence and amounts of the specified obligations of the Borrower.

23.    SHARING BETWEEN BANKS

23.1. If a Bank ("the Sharing Bank") receives or recovers (including by way of set-off) any sum in respect of an amount due to it from the Borrower under this Agreement or any of the other Finance Documents, the Sharing Bank shall treat the amount paid to it as if it were a payment by the Borrower on account of amounts due from the Borrower under this Agreement for distribution to the Sharing Bank and all or any of the other Banks if the Intercreditor Agreement or the New Intercreditor Agreement shall so require.

23.2. Any payment made by the Sharing Bank under clause 23.1 above shall (whether or not stated to be so subject) be subject to the condition that, if the Intercreditor Agreement or the New Intercreditor Agreement shall so require, each of the Banks (other than the Sharing Bank) shall repay to the Sharing Bank the amount which the Sharing Bank distributed to that Bank.

23.3. In the event of any dispute as to the proper implementation of this clause 23, including any dispute as to the proper interpretation of the Intercreditor Agreement or the New Intercreditor Agreement, the decision of the Majority Banks shall bind all the parties hereto.

24.    ASSIGNMENTS AND TRANSFERS

24.1. This Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent permitted successors, transferees and permitted assigns.

24.2. The Borrower shall not be entitled to assign or transfer all or any of its rights, benefits and obligations under any of the Finance Documents.

24.3. Any Bank may, at any time, assign all or any of its rights, benefits and obligations under the Finance Documents to any bank or financial institution (including, benefit funds): (i) being an Affiliate of the Banks; or (ii) with the prior consent of the Borrower (not to be unreasonably withheld), any other banking corporation or financial institution, Israeli or foreign. Any Bank may also sell participations in the Loan to such bank or financial institution as such Bank may deem fit, provided that such Bank remains liable for its obligations under this Agreement.

24.4. The Banks may at any time disclose to each other, as well as to any actual or potential assignee or transferee or participant (or other party entering into contractual arrangements to assume risks in relation to the Facility) in respect of the Finance Documents, such information about the Finance Documents and the Borrower and/or the Subsidiaries as the Banks shall consider appropriate, provided that such disclosure (except between the Banks themselves) shall be subject to the signature of an undertaking of confidentiality by the disclosee in such reasonable form and substance as the disclosing Bank shall determine. The Banks may also disclose any such information to the Bank of Israel, the Supervisor of Banks and any person acting on their behalf or any other governmental authority to which the Banks are subject, upon receipt by such Bank of a demand for such information from any such person or governmental authority.

25.    CASH CREDIT FACILITIES

25.1. Pursuant to clauses 2.1.2 and 5.5 above, Bank Hapoalim and Bank Leumi hereby confirm to the Borrower and not to any other person or body that subject to Completion, the following Cash Credit Facilities, under which any credit granted will be repayable by no later than June 30, 2004 (unless extended by the relevant lender), will be provided to the
       Borrower:

25.1.1. US $15,000,000 (fifteen million United States Dollars) by Bank Hapoalim; and

25.1.2.     US $15,000,000 (fifteen million United States Dollars) by Bank
            Leumi;

       provided that the provision of the said Cash Credit Facilities by each of Bank Hapoalim and Bank Leumi shall be subject to agreement on the specific terms thereof between the Borrower and such Bank.

26.    BORROWER'S DEBENTURE; ADDITIONAL LENDERS

26.1. It is agreed that subject to the terms and conditions of the Borrower's Debenture and clause 31 below, the Borrower's Debenture shall serve as security for:

26.1.1. the Cash Credit Facilities to be provided by Bank Leumi and Bank Hapoalim (if provided) pursuant to clause 25 above, as extended (if extended) by the relevant lender;

26.1.2. the Loan (including any part of the Loan provided by Bank Leumi and Bank Hapoalim pursuant to clause 29 below), in addition to the securities already provided for the Loan;

26.1.3. all outstanding Off Balance-Sheet Facilities provided by Bank Hapoalim and Bank Leumi from time to time (including such facilities already provided on the date hereof); and

26.1.4. the Additional Credit Facilities provided by Additional Lenders, subject to and in accordance with the provisions of clauses 26.2,
            26.3 and 26.4 below.

26.2. It is understood and agreed that a new intercreditor agreement ("the New Intercreditor Agreement") will be entered into between Bank Hapoalim, Bank Leumi and the Trustee governing the Borrower's Debenture and the rights of the Secured Parties secured under the Borrower's Debenture. The New Intercreditor Agreement shall not contain any provisions regarding, inter alia, the status of Additional Lenders entitled to the benefit of the Borrower's Debenture that conflict with those specifically provided for in clauses 26.3 and 26.4 below.

26.3. Any bank other than Bank Hapoalim and Bank Leumi ("an Additional Lender") providing the Borrower with Additional Credit Facilities of US $8,000,000 (eight million United States Dollars) or more, of which at least US $3,000,000 (three million United States Dollars) is by way of Cash Credit Facilities, may (subject to clause 26.4 below) take the benefit of the Borrower's Debenture as security for such Additional Credit Facilities and become a Secured Party thereunder, subject to such bank becoming a party to the New Intercreditor Agreement, it being agreed that such Additional Credit Facilities shall include such facilities provided prior to the Additional Lender becoming a party to the Borrower's Debenture and still outstanding at that time.

26.4.  The New Intercreditor Agreement will provide, inter alia:

26.4.1. that a Secured Party under the Borrower's Debenture shall only be entitled to benefit from the proceeds of any enforcement of the Borrower's Debenture if: (a) either: (i) the Borrower shall at such time have facilities outstanding secured under the Borrower's Debenture in excess of US $3,000,000 (three million United States Dollars) from such Secured Party; or (ii) if the amount of the facilities outstanding by the Borrower from such Secured Party and secured under the Borrower's Debenture shall be at least 331/3% (thirty-three and one-third percent) of the total amount of the facilities outstanding by Borrower from all Secured Parties and secured under the Borrower's Debenture; and (b) the other relevant terms and conditions of the New Intercreditor Agreement shall have been fulfilled; and

26.4.2. that a Secured Party (or group of Secured Parties) under the Borrower's Debenture shall only be entitled to require the Trustee to commence proceedings for enforcement of the Borrower's Debenture if the Borrower shall have at such time facilities secured under the Borrower's Debenture and outstanding in excess of US $3,000,000 (three million United States Dollars) from such Secured Party or group of Secured Parties, as the case may be, and such outstanding facilities shall constitute or include either: (i) 331/3% (thirty-three and one-third percent) of the aggregate of the Additional Credit Facilities held by the Borrower and outstanding at that time which are secured by the Borrower's Debenture as well as 331/3% (thirty-three and one-third percent) of the aggregate Cash Credit Facilities included in the Credit Facilities held by the Borrower and outstanding at that time which are secured by the Borrower's Debenture; or (ii) 331/3% (thirty-three and one-third percent) of the aggregate of all facilities held by the Borrower secured under the Borrower's Debenture and outstanding at that time.

26.5. It is understood and agreed further that the parties to the New Intercreditor Agreement shall agree a mechanism therein whereby a Secured Party under the Borrower's Debenture will release its interest therein, provided that all of the outstanding cash credit facilities owed to that Secured Party and secured under the Borrower's Debenture have been repaid and that the total value of the Off Balance-Sheet Facilities issued by such Secured Party and secured under the Borrower's Debenture and outstanding do not exceed US $10,000,000 (ten million United States Dollars), provided that the Borrower shall provide alternative securities in the form of pledged cash deposits or bank guarantees (from banks and in a form acceptable to such Secured Party) or such other securities to the full satisfaction of such Secured Party to secure the said outstanding Off Balance-Sheet Facilities and provided always that the creation by the Borrower of any Encumbrance (including the pledging of cash deposits or the giving of such other securities as aforesaid) in favour of such creditor shall require the prior written consent of Bank Hapoalim and Bank Leumi. Should the Borrower create such Encumbrance in favour of Bank Hapoalim and Bank Leumi, then only the consent of the other said bank shall be required. The provisions of this clause 26.5 do not derogate from the provisions of clause 27 below. For the purpose of this clause 26, "outstanding Off Balance-Sheet Facilities" shall be determined according to the exposure of the issuing bank in connection therewith, as determined by that bank.

27.    PLEDGE OF CASH DEPOSITS

       It is agreed that the Borrower shall be entitled, notwithstanding the terms of the Borrower's Debenture, to pledge cash deposits in order to secure buyers' credit (including, inter alia, interbank lines of credit) and discounting of receivables, invoices, bills or notes or of other similar financial assets, provided that:

27.1. the amount of the pledged cash deposit for any such transaction shall not exceed 30% (thirty percent) of the value of such transaction; and

27.2. the aggregate amount of the cash deposits pledged for all such transactions at any time shall not exceed US $25,000,000 (twenty five million United States Dollars).

28.    INSTRUCTIONS TO COLLATERAL AGENT

       The Banks shall procure that the Collateral Agent under the Borrower's Debenture shall issue notices pursuant to clauses 1.1.3, 1.1.4 and 1.1.12 of the Borrower's Debenture as shall be appropriate, having regard to the provisions of this Agreement and the Security Documents, upon the written request of the Borrower or the written request of the Banks. It is understood that the Encumbrances referred to in clause 26.5 above and the pledge of cash deposits referred to in clause 27 above are intended to be "Excluded Security Interests" and the liabilities secured thereby are intended to be "Excluded Liabilities" for the purposes of the Borrower's Debenture. On the written request of any Bank from time to time, the Borrower shall furnish the requesting Bank with documentation and information necessary to ascertain that the pledge of cash deposits referred to in clause 27 above is in accordance with the provisions and limitations specified in that clause. It is understood further that the Encumbrances created prior hereto to secure the Borrower's liabilities under the Facility Agreement are also "Excluded Security Interests" for the purposes of the Borrower's Debenture.

29.    EXTENSION OF AVAILABILITY

29.1. Bank Leumi and Bank Hapoalim each hereby agree to extend availability to the Borrower under the Facility of up to US $15,000,000 (fifteen million United States Dollars) ("the Extended Portion"), on the terms and conditions of this Agreement, subject to the following provisions of this clause 29 and provided that neither Bank shall be obliged to make available any part of the said US $15,000,000, if the provision of such financing would result in the total amount outstanding to such Bank under the Facility exceeding US $25,000,000 (twenty five million United States Dollars).

29.2.

29.2.1. For the purpose of clause 4.1.8 above, compliance with the Financial Undertaking relating to the ratio between EBITDA and Debt Service shall be deemed to have been achieved if the ratio of EBITDA to Debt Service, assuming that the Advance has been made, shall be no less than 1.2:1 on the Ratio Determination Rate last occurring prior to the delivery of the Drawdown Request and the average of the ratio of EBITDA to Debt Service, assuming that the Advance has been made, on the last 2 (two) Ratio Determination Dates prior to the delivery of the Drawdown Request shall be no less than 1.1:1. Except for the purpose specified in this clause 29.2.1 above, the Financial Undertakings specified in clause 15.24 shall be those relevant for all purposes of the Agreement.

29.2.2. Notwithstanding any other provisions of this Agreement, it is agreed that for the purposes of and with reference to the Extended Portion:

            (a) the Availability Period shall mean the period commencing on the Effective Date and ending on the Termination Date (as that term is defined in paragraph (d) below of this clause 29.2.2);

            (b) the Commitment of Bank Hapoalim and Bank Leumi shall be US $15,000,000 (fifteen million United States Dollars) each;

            (c) the Final Maturity Date shall mean the last Business Day of the fourth Quarter of 2006;

            (d)   the Termination Date shall mean December 31, 2004;

            (e) notwithstanding clause 4.3 above, the total of the Advances from the Extended Portion made on any Drawdown Date shall be deemed to constitute a separate loan and shall be repaid separately as provided in paragraph (f) below of this clause
                  29.2.2 (and not combined with any other portion of the Loan on any Termination Date; and

            (f) notwithstanding the provisions of clause 4.6 above, the total of the Advances from the Extended Portion made on any Drawdown Date shall be repayable (half to each of Bank Leumi and Bank Hapoalim) in equal instalments on each of the Quarter Days in the period between the Drawdown Date and the Final Maturity Date (as defined in paragraph (c) above) (including the Quarter Day falling on the Final Maturity Date (as defined in paragraph (c) above)).

29.2.3. In implementing the provisions of clause 5.4 above, the reference to "Final Maturity Date" therein shall mean: (a) December 31, 2005 for the purpose of all "other sums" (within the meaning of that term in clause 5.4) then owing and due by the Borrower under the Finance Documents (other than sums owing and due on or with respect to the Extended Portion); and (b) December 31, 2006 for the purpose of all "other sums" (within the meaning of that term in clause 5.4) then owing and due by the Borrower under the Finance Documents on or with respect to the Extended Portion.

30.    INFORMATION

       The Borrower agrees that the Banks may at any time, amongst themselves, disclose to each other any information in respect of: (i) Drawdown Requests received, commitments made, Advances made and payments received from or by the Borrower, as the case may be, under the Facilities; and
       (ii) any other information in respect of the Finance Documents, the Material Contracts and obligations as the Bank, disclosing the same, deems appropriate.

31.    SUNDRY PROVISIONS REGARDING COLLATERAL

31.1. Until discharge of all the Borrower's liabilities in respect of the Facility, the Long Term Security Documents shall serve only as security for the performance of the said liabilities. Following discharge as aforesaid and as provided in the Borrower's Debenture, the assets charged under the Long Term Security Documents (and any surplus of the proceeds of the realisation thereof not needed in satisfaction of obligations under the Facility) will become subject to the Borrower's Debenture.

31.2. The Borrower's Debenture shall serve as security for the liabilities specified in clause 26.1 above.

31.3. Subject to the provisions of clauses 31.1 and 31.2 above, the entitlement of each Bank to the proceeds of the realisation of the securities under any Security Document shall be pro rata to the amounts owing by the Borrower to the Banks and secured by such securities at the time of any distribution of such proceeds, except as otherwise provided in the Intercreditor Agreement or the New Intercreditor Agreement.

31.4. Subject to clause 31.5 below, sale by the Borrower of any asset subject to a specific charge under the Security Documents shall be subject to the prior written consent of the Majority Banks, provided that if the Borrower shall wish to sell all or any of the said assets and shall propose alternative securities satisfactory to the Majority Banks or shall agree to pay the entire proceeds of the sale to the Banks in repayment of amounts secured by the charge on the said shares and the Majority Banks shall be satisfied that the position of the Banks is not materially adversely affected by such sale, the Majority Banks shall give the required consent.

31.5.

31.5.1. The Borrower hereby warrants, represents and confirms that pursuant to and in accordance with the conditions of the letter agreement dated April 22, 2004, a copy of which is attached as Schedule 31.5.1 hereto ("the ECtel Consent Letter"), the Borrower has duly distributed to its shareholders by way of a dividend 7,600,000 (seven million six hundred thousand) shares in ECtel previously held by the Borrower and the parties record that pursuant to the ECtel Consent Letter and in reliance on the representation, warranty and confirmation of the Borrower that the said shares have been duly distributed to the Borrower's shareholders as aforesaid, the Banks have agreed by Deed of Amendment, attached as Schedule 1.1.48(c) hereto, to the release of the said shares from the ECtel Share Debenture.

31.5.2. The sale of the balance of the Borrower's shares in ECtel following the distribution set out in the ECtel Consent Letter shall be subject to the prior written consent of the Majority Banks and such consent shall be given, if the Majority Banks have confirmed in writing that they are satisfied, that in the event of such sale, 75% (seventy-five percent) of the proceeds will be applied in prepayment of the Loan and the remaining 25% (twenty-five percent) for the benefit of the Borrower's current activities.

31.6. Notwithstanding the provisions of the Borrower's Debenture or any other provision of this Agreement, the Borrower shall be entitled to sell all of its rights pursuant to the GVT Tranche A Agreement and the GVT Tranche B Agreement, provided that the Borrower has submitted to the Banks a certificate, in form and content satisfactory to the Majority Banks, that the price of such sale is both no less than 85% (eighty-five percent) of the value of those rights as stated in the Borrower's books and also no less than US $70,000,000 (seventy million United States Dollars).

31.7. Notwithstanding the provisions of the Veraz Letter, it is agreed that the Veraz Loan Pledge and Assignment, shall be created by no later than the grant by the Borrower of the credit facility referred to in clause (b)(i) of the Veraz Letter and as a condition thereto.

32.    EURO FACILITIES

       Notwithstanding the references in clauses 25.1 and 29.1 above to the provision of Facilities in US Dollars, it is agreed that if the Borrower should so request, from any Bank, the references in such clauses to US Dollars shall be read, in whole or in part, for the purpose of Facilities to be provided by such Bank, as references to Euros, provided that such Bank shall have determined, in its absolute discretion and has so confirmed in writing to the Borrower, that it has the necessary sources for the required Euro funds and, provided further, that all the other conditions for the provision of such Facility shall have been fulfilled to the satisfaction of such Bank.

33.    REMEDIES AND WAIVERS

       No failure to exercise, nor any delay in exercising, on the part of the Banks, or of the Borrower, of any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. No waiver shall be effective unless made in writing on behalf of the waiving party by the authorised signatories of that party. The rights and remedies herein provided are cumulative and not exhaustive of any rights or remedies provided by law.

34.    NOTICES

34.1. Notices to be given hereunder shall be in writing and may be given personally, by facsimile or, if not available, as required by clause 34.2 below. Any notice to be given to the Banks must be given during normal banking hours of the Banks to the person and at the address designated below. If notice is sent by facsimile during normal banking hours as aforesaid, it shall be deemed to have been served when confirmation of receipt by the intended recipient has been received. All notices given by facsimile shall be confirmed by letter despatched in the manner provided in clause 34.2 within 24 (twenty-four) hours of transmission.

34.2. Any other notices to be given hereunder shall be served on a party by prepaid express registered letter (or nearest equivalent) to its address given below or such other address as may from time to time be notified for this purpose and any notice so served shall be deemed to have been served within 5 (five) days after the time at which such notice was posted and in proving such service, it shall be sufficient to prove that the notice was properly addressed and posted:

34.2.1.     to the Borrower at:          ECI Telecom Ltd.
                                         30 Hasivim Street
                                         Petach Tiqva 49517
                                         Israel
                                         Facsimile:  (03) 926 6700
                                         Attention:  Chief Financial Officer

34.2.2.                                  to ECI-NGTS at: ECI
                                         Telecom-NGTS Ltd. 30 Hasivim
                                         Street
                                         Petach Tiqva 49517
                                         Israel
                                         Facsimile:  (03) 926 6700
                                         Attention:  Chief Financial Officer

34.2.3.     to ECI-Optical at:           Lightscape Networks Ltd.
                                         30 Hasivim Street
                                         Petach Tiqva 49517
                                         Israel
                                         Facsimile:  (03) 926 6700
                                         Attention:  Chief Financial Officer

34.2.4.     to ECI-Transport at:         Enavis Networks Ltd.
                                         30 Hasivim Street
                                         Petach Tiqva 49517
                                         Israel
                                         Facsimile:  (03) 926 6700
                                         Attention:  Chief Financial Officer

34.2.5.     to Waveinno at:              ECI Waveinno
                                         Ltd.
                                         4 Hashiloach Street
                                         Petach Tiqva 49104
                                         Israel
                                         Facsimile:  (03) 926 6700
                                         Attention:  Chief Financial Officer

34.2.6.     to Bank Leumi at:            Corporate Division
                                         32 Yehuda Halevi Street
                                         Tel-Aviv
                                         Facsimile:  (03) 514 9017
                                         Attention:  Head of Technology and
                                         Telecommunications Sector

34.2.7.     to Bank Hapoalim at:         Corporate Banking Division
                                         Zion Building
                                         41-45 Rothschild Boulevard
                                         Tel-Aviv
                                         Facsimile:  (03) 567 3849
                                         Attention:  Tzahi Cohen

35.    AMENDMENTS

       Any addition, variation, modification or amendment to this Agreement shall not be effective unless any such addition, variation, modification or amendment is in writing and signed by the authorised signatories of the Banks and the Borrower.

36.    COUNTERPARTS

       This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

37.    GOVERNING LAW AND JURISDICTION

       This Agreement shall be governed by and shall be construed in accordance with Israeli law and the courts of Tel-Aviv-Jaffa shall have exclusive jurisdiction to hear any matters, provided that the Banks shall be entitled to sue the Borrower in any jurisdiction in which it has an office or holds assets.

38.    ENTIRE AGREEMENT

       With effect from Completion, this Agreement constitutes the entire agreement between the parties with respect to the subject-matter hereof and supersedes any prior agreement, or arrangement amongst the parties, including the Letter Agreement, except for the Security Documents and except for the Veraz Letter and the Waveinno Letter. The Original Facility Agreement continues to govern the period prior to Completion (subject, as to the period after signature of the Letter Agreement, to the amendments made thereto pursuant to the Letter Agreement) and, except as expressly otherwise provided in clause 3.11 above, no waiver of any rights of action under the Original Facility Agreement (as amended as aforesaid) is made by Bank Leumi or Bank Hapoalim. Any addition or amendment to this Agreement shall not be effective unless in writing signed by the authorised signatories of both the parties. In the event of any conflict between the Veraz Letter and this Agreement or between the Waveinno Letter and this Agreement, the terms of this Agreement shall govern.

IN WITNESS WHEREOF, the parties have signed this Amending and Restating Agreement on the date first mentioned above.

for:   ECI TELECOM LTD.                  for:  ECI-WAVEINNO LTD.


By:    /s/ S. Gitlin                     By: /s/ S. Gitlin
       ------------------------------        -----------------------------------
Title:                                   Title:
       ------------------------------           --------------------------------


for:   INOVIA TELECOMS LTD.              for:  ECI TELECOM-NGTS LTD.

By:    /s/ S. Gitlin                     By: /s/ S. Gitlin
       ------------------------------        -----------------------------------
Title:                                   Title:
       ------------------------------           --------------------------------


for:   LIGHTSCAPE NETWORKS LTD.          for:  ENAVIS NETWORKS LTD.


By:    /s/ S. Gitlin                     By: /s/ S. Gitlin
       ------------------------------        -----------------------------------
Title:                                   Title:
       ------------------------------           --------------------------------

Certificate of Counsel

I, the undersigned, M. Borenstein, Advocate, hereby certify (i) that all approvals and actions necessary for the entering into and performance of the Amended and Restating Agreement above ("the Agreement") by ECI Telecom Ltd., Invoia Telecoms Ltd., ECI Telecom NGTS Ltd., Lightscape Networks Ltd., Enavis Networks Ltd. and ECI-Waveinno Ltd. ("the Companies") have been duly obtained and taken and (ii) that the person who has signed the Agreement above on behalf of each of the Companies has been duly authorised to do so and his signature above binds the Company on behalf of which he has signed.


                                         /s/ M. Borenstein
                                             Marc Borenstein Adv.

for:   BANK LEUMI LE-ISRAEL B.M.              for:  BANK HAPOALIM B.M.

By: /s/indecipherable /s/indecipherable  By: /s/indecipherable /s/indecipherable
   ------------------------------------  ---------------------------------------
Title:                                   Title:
       ------------------------------           --------------------------------